UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☑

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

FAIRMOUNT SANTROL HOLDINGS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

FAIRMOUNT SANTROL HOLDINGS INC.

8834 MAYFIELD ROAD, CHESTERLAND, OHIO 44026

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

MAY 5, 2016

Dear Stockholder:

You are cordially invited to attend this year’s Annual Meeting of Stockholders of Fairmount Santrol Holdings Inc., which will be held on May 5, 2016, at 4:00 p.m., Eastern Time, at the Company’s headquarters located at 8834 Mayfield Road, Chesterland, Ohio 44026.

At this year’s Annual Meeting, you will vote (i) on the election of three Directors, (ii) on a proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016, and (iii) on such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Stockholders of record at the close of business on March 18, 2016 are entitled to vote. The Notice and Proxy Statement contain important information about proxy voting and business to be conducted at the Annual Meeting. We encourage you to read it carefully before voting. We hope that you are planning to attend the Annual Meeting in person, and we look forward to seeing you. Whether or not you expect to attend in person, we encourage you to vote your shares as promptly as possible by telephone, online or by returning your completed proxy card to us. Please refer to the back page of this Proxy Statement for directions to the Annual Meeting.

On behalf of the Directors and management, I would like to thank you for your support and confidence.

Sincerely yours,

JENNIFFER D. DECKARD

April 7, 2016

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Stockholders to be held on May 5, 2016.

This Proxy Statement, along with our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and our 2015 Annual Report, are available free of charge on our investor relations website (http://investors.fairmountsantrol.com/investor-relations/default.aspx).

ABOUT THE ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by our Board of Directors of proxies to be voted at the Annual Meeting of Stockholders scheduled to be held on May 5, 2016, and at all adjournments thereof. Only stockholders of record at the close of business on March 18, 2016 will be entitled to vote at the Annual Meeting. On March 18, 2016, 161,503,248 shares of common stock, par value $0.01 per share (“Common Stock”), were outstanding and entitled to vote at the Annual Meeting. Each share is entitled to one vote. This Proxy Statement and the form of Proxy are being mailed to stockholders on or about April 7, 2016.

ABOUT THE ANNUAL MEETING OF STOCKHOLDERS

Who is soliciting my Proxy with this Proxy Statement?

Our Board of Directors is soliciting your Proxy in connection with our Annual Meeting. The expense of soliciting Proxies, including the cost of preparing, assembling and mailing the Notice, Proxy Statement and Proxy, will be borne by the Company. The Company may pay persons holding shares for others their expenses for sending proxy materials to their principals. In addition to solicitation of Proxies by mail, the Company’s Directors, officers and employees, without additional compensation, may solicit Proxies by telephone, electronic means and personal interview. Also, we have retained Georgeson LLC as our proxy solicitor for a fee of $6,500 plus reimbursement of out of pocket expenses.

Where and when will the Annual Meeting be held?

This year’s Annual Meeting will be held on May 5, 2016, at the Company’s headquarters located at 8834 Mayfield Road, Chesterland, Ohio 44026. The Annual Meeting will begin at 4:00 p.m., Eastern Time.

What will be voted on at the Annual Meeting?

At the Annual Meeting, stockholders will vote on the election of three Directors and the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2016, and transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

What if I wish to attend the Annual Meeting?

Attendance at the Annual Meeting is limited to our stockholders and invited guests. If you hold shares in your name and you wish to attend the Annual Meeting, please be prepared to provide proper identification, such as a driver’s license. If you hold your shares through a bank or broker (i.e., in “street name”) and you wish to attend the Annual Meeting, you also will need proof of ownership, such as a recent account statement or letter from your bank or broker, along with proper identification.

Even if you wish to attend the Annual Meeting, we urge you to cast your vote using the enclosed proxy card today. If you choose to vote in person at the Annual Meeting, it will revoke any previous Proxy submitted. If you hold your shares in street name and wish to vote in person at the Annual Meeting, you must provide a legal Proxy obtained from your bank or broker.

Please note that participants in the Fairmount Santrol Retirement Savings Plan, or 401(k) Plan, may not vote in person at the Annual Meeting, as only the Trustee of the 401(k) Plan is authorized to vote shares held by participants on their behalf. (Please see “If I am a participant in the 401(k) Plan, how do I vote?” below.)

Who is entitled to vote at the Annual Meeting?

The record date for this Annual Meeting is March 18, 2016. On that date, we had 161,503,248 shares of Common Stock outstanding. Each of these shares will be entitled to one vote at the Annual Meeting.

If I am a shareholder of record of Common Stock, how do I vote?

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered the stockholder of record with respect to those shares and you may cast your vote in person at the Annual Meeting or by any one of the following ways:

By Telephone: You may call the toll-free number indicated on your proxy card. Follow the simple instructions and use the personalized control number specified on your proxy card to vote your shares. You will be able to confirm that your vote has been properly recorded. Your telephone vote authorizes the named Proxies to vote your shares in the same manner as if you had marked, signed and returned a proxy card.

Over the Internet: You may visit the website indicated on your proxy card. Follow the simple instructions and use the personalized control number specified on your proxy card to vote your shares. You will be able to confirm that your vote has been properly recorded. Your Internet vote authorizes the named Proxies to vote your shares in the same manner as if you had marked, signed and returned a proxy card.

ABOUT THE ANNUAL MEETING OF STOCKHOLDERS (CONTINUED)

By Mail: You may mark, sign and date the enclosed proxy card and return it in the postage-paid envelope provided.

If I am a beneficial owner of shares held in street name, how do I vote?

If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the “beneficial owner” of shares held in “street name.” The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. If you request printed copies of these proxy materials by mail, you will receive a voting instruction form.

If I am a participant in the 401(k) Plan, how do I vote?

If you are a participant in the 401(k) Plan, you have the right to instruct the Trustee of the 401(k) Plan, Fidelity Management Trust Company, to vote the shares allocated to your 401(k) Plan account. If no instructions are given or if your voting instructions are not received by the deadline shown on the enclosed voting instruction form, the Trustee is not authorized to vote the uninstructed shares.

What if I want to change my vote?

If you want to change your vote, you may revoke your Proxy by:

•	Submitting your vote at a later time online or by telephone;

•	Submitting a properly signed proxy card with a later date that is received at or prior to the Annual Meeting; or

•	Attending the Annual Meeting and voting in person (if you do revoke your Proxy during the Annual Meeting, it will not, of course, affect any vote that has already been taken).

What if I submit a Proxy without giving specific voting instructions?

If you properly submit a Proxy without giving specific voting instructions, the individuals named as Proxies on the proxy card will vote your shares:

•	FOR the election of the three nominees for Director named on pages 5 and 6.

•	FOR the ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2016.

•	In accordance with the best judgment of the individuals named as Proxies on the proxy card on any other matters properly brought before the Annual Meeting.

Will my shares be voted if I do not provide my Proxy?

If you are a registered stockholder and do not submit a Proxy, you must attend the Annual Meeting in order to vote your shares.

If you hold shares in “street name”, your shares may be voted even if you do not provide voting instructions to your bank or broker. Banks and brokers have the authority under the rules of the New York Stock Exchange (“NYSE”) to vote shares for which their customers do not provide voting instructions on certain routine matters. The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm is considered a routine matter for which banks and brokers may vote without specific instructions from their customers. You must provide voting instructions to your bank or broker for your shares to be voted on all other matters presented at the Annual Meeting.

If you are a participant in the 401(k) Plan and do not instruct the Trustee to vote the shares allocated to your 401(k) Plan account, or if your voting instructions are not received by the deadline shown on the enclosed voting instruction form, the Trustee is not authorized to vote the uninstructed shares.

What should I do if I have questions?

If you have any questions or require any assistance with voting your shares of Common Stock, please contact our transfer agent, American Stock Transfer & Trust Company, LLC, at info@amstock.com or (718) 921-8200.

VOTING RIGHTS

The record date for determination of stockholders entitled to vote at the Annual Meeting was the close of business on March 18, 2016. On that date, the Company had 161,503,248 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote.

At the Annual Meeting, in accordance with the General Corporation Law of the State of Delaware and the Company’s Fourth Amended and Restated By-Laws (the “By-Laws”), the inspectors of election appointed by the Board of Directors for the Annual Meeting will determine the presence of a quorum and will tabulate the results of stockholder voting. As provided by the General Corporation Law of the State of Delaware and the By-Laws, holders of shares entitling them to exercise a majority of the voting power of the Company, present in person or by Proxy at the Annual Meeting, will constitute a quorum for such Annual Meeting. Under applicable Delaware law, if a broker returns a Proxy and has not voted on a certain proposal (generally referred to as a “broker non-vote”), such broker non-votes will count for purposes of determining a quorum. The shares represented at the Annual Meeting by Proxies which are marked “withheld” with respect to the election of Directors will be counted as shares present for the purpose of determining whether a quorum is present.

Under the rules of the NYSE, if you are the beneficial owner of shares held in street name and do not provide the bank, broker or other intermediary that holds your shares with specific voting instructions, that bank, broker or other intermediary may generally vote on routine matters but cannot vote on non-routine matters. Proposal One is considered a non-routine matter. Unless you instruct the bank, broker or other intermediary that holds your shares to vote on Proposal One, no votes will be cast on your behalf for Proposal One. Therefore, it is important that you instruct the bank, broker or other intermediary to cast your vote if you want it to count on Proposal One. Proposal Two is considered a routine matter and, therefore, broker non-votes are not expected to exist on Proposal Two.

Nominees for election as Directors who receive the greatest number of votes will be elected Directors. The General Corporation Law of the State of Delaware provides that stockholders cannot elect Directors by cumulative voting unless a company’s certificate of incorporation so provides. The Company’s Third Amended and Restated Certificate of Incorporation (the “Certificate”) does not provide for cumulative voting.

Our Corporate Governance Guidelines include a director resignation policy, which sets forth our procedures if a Director-nominee is elected, but receives more votes “withheld” from his or her election than votes “for” his or her election. In an uncontested election, the Board requires any nominee for Director who receives a greater number of votes “withheld” from his or her election than votes “for” such election to tender his or her resignation promptly following the Annual Meeting at which he or she was elected. The Board shall nominate for election or re-election as a Director only those candidates who agree to tender their resignations in such circumstances. The Nominating and Governance Committee will act on an expedited basis to determine whether to accept a Director’s resignation tendered in accordance with the policy and will submit its recommendation to the Board for its prompt consideration. For the full details of our director resignation policy, which is part of our Corporate Governance Guidelines, please see our Corporate Governance Guidelines on our website at www.fairmountsantrol.com.

Pursuant to the By-Laws, proposals other than the election of Directors and matters brought before the Annual Meeting will be decided, unless otherwise provided by law or by the Certificate, by the vote of the holders of a majority of the shares entitled to vote thereon present in person or by Proxy at the Annual Meeting. In voting for other proposals, votes may be cast in favor, against or abstained. Abstentions will count as present for purposes of the items on which the abstention is noted and will have the effect of a vote against the proposal. Broker non-votes, however, are not counted as present for purposes of determining whether a proposal has been approved and will have no effect on the outcome of any such proposal.

PROPOSAL ONE – ELECTION OF DIRECTORS

ELECTION OF DIRECTORS

The authorized number of Directors of the Company presently is fixed at ten, with the Board of Directors divided into three Classes. Currently, two Classes (Class I and Class II) have three Directors and the other Class (Class III) has four Directors. The term of office of one Class of Directors expires each year, and at each Annual Meeting of Stockholders the successors to the Directors of the Class whose term is expiring at that time are elected to hold office for a term of three years.

The term of office of Class II of the Board expires at this year’s Annual Meeting. The term of office of the persons elected Directors in Class II at this year’s Annual Meeting will expire at the time of the Annual Meeting held in 2019. Each Director in Class II will serve until the expiration of that term or until his or her successor shall have been duly elected and qualified. The Board’s nominees for election as Directors in Class II are William E. Conway, Stephen J. Hadden and Michael E. Sand. Each of Messrs. Conway, Hadden and Sand currently serves as a Director in Class II.

The Proxy holders named in the accompanying Proxy or their substitutes will vote such Proxy at the Annual Meeting or any adjournment or postponement thereof for the election as Directors of the three nominees unless the stockholder instructs, by marking the appropriate space on the Proxy, that authority to vote is withheld. If any nominee should become unavailable for election (which contingency is not now contemplated or foreseen), it is intended that the shares represented by the Proxy will be voted for such substitute nominee as may be named by the Board. In no event will the accompanying Proxy be voted for more than three nominees or for persons other than those named below and any such substitute nominee for any of them.

In its role as the nominating body for the Board, the Nominating and Governance Committee reviews the credentials of potential Director candidates (including potential candidates recommended by stockholders), conducts interviews, and makes formal recommendations to the Board for the annual and any interim election of Directors. In making its recommendations, pursuant to the Company’s Corporate Governance Guidelines, the Nominating and Governance Committee considers a variety of factors, including past Board committee and shareholder meeting attendance and performance; length of Board service; personal and professional integrity, including commitment to the Company’s core values; relevant experience, skills, qualifications and contributions that the existing Director brings to the Board; and independence under applicable standards. The Nominating and Governance Committee may also consider such other factors as it deems appropriate in the best interests of the Company and its stockholders. Set forth below are qualifications with respect to each member of the Board.

PROPOSAL ONE – ELECTION OF DIRECTORS (CONTINUED)

NOMINEES FOR DIRECTOR

William E. Conway, age 88 – Director since 1978

Chairman of the Board of Directors (emeritus), Fairmount Santrol Holdings Inc. Mr. Conway has served as Chairman of the Board of Directors (emeritus) since 2010. After he and other investors acquired Best Sand in 1978, Mr. Conway invested in Wedron Silica in 1984, along with Charles D. Fowler and the Wedron Silica management team. Best Sand and Wedron Silica then merged to form Fairmount Minerals, now known as Fairmount Santrol, in 1986. Mr. Conway served as Chairman of the Board and Chief Executive Officer of Best Sand from 1978 until 1984 and Fairmount Minerals from 1984 to 1996. From 1996 until 2010, he served as Chairman of the Board of Directors. Prior to entering the industrial minerals business in 1978, Mr. Conway held management positions with Pickands Mather & Co., Diamond Shamrock Corporation and Midland-Ross Corporation. Mr. Conway serves on the boards of directors of the Cleveland Clinic Foundation, University School and Cleveland Botanical Garden. Mr. Conway received a B.S. from Yale University and completed the Executive Program at the University of California, Berkeley. Due to his experience as our former Chairman of the Board and Chief Executive Officer, Mr. Conway is particularly well qualified to serve on our Board. In addition, in such roles, he has proven that he is an effective leader. As one of the founders of the Company, Mr. Conway brings to the Board an extensive understanding of the Company’s business. Mr. Conway’s past and future service enables him to develop comprehensive knowledge of the various segments of our business and the critical internal and external challenges we face.

Nominee to Class II (term expiring in 2019)

Michael E. Sand, age 34 – Director since 2010

Principal, American Securities. Mr. Sand joined American Securities in 2005 and currently serves as a Principal at the firm. Previously, Mr. Sand worked at Goldman Sachs, where he focused on mergers and acquisitions and strategic advisory assignments. He is a member of the Board of Directors of Unison Site Management and GTL. He was previously a director of Delphi Midstream Partners. He received a B.S. from the University of Pennsylvania and a M.B.A. from Columbia University. Mr. Sand’s knowledge of corporate finance, funds management, corporate transactions and strategic planning makes him particularly well qualified to serve on our Board.

Nominee to Class II (term expiring in 2019)

PROPOSAL ONE – ELECTION OF DIRECTORS (CONTINUED)

Stephen J. Hadden, age 61 – Director since 2015

Mr. Hadden has over 35 years of experience in the oil and gas industry, having served in various management roles for Texaco Inc., now Chevron Corporation, and more recently as Executive Vice President of Worldwide Exploration and Production for Devon Energy Corporation from 2004 until 2009. Mr. Hadden is currently a director of LINN Energy, and serves on its nominating, compensation, and audit committees, and serves as a Senior Executive Advisor for Tennenbaum Capital Partners, LLC, a leading alternative investment management firm. Previously, Mr. Hadden was a director with Berry Petroleum Company from February 2011 until its merger with LINN Energy. Mr. Hadden also served with the following entities: The Advisory Board of the Society of Petroleum Engineers, the Upstream Committee of the American Petroleum Institute, and the Western States Petroleum Association. He has a Bachelor of Science degree in Chemical Engineering from The Pennsylvania State University. Due to his significant experience in the oil and gas industry, including service on industry advisory boards, and his experience serving on public company boards and committees, Mr. Hadden is particularly well qualified to serve on our Board.

Nominee to Class II (term expiring in 2019)

PROPOSAL ONE – ELECTION OF DIRECTORS (CONTINUED)

DIRECTORS WHOSE TERMS OF OFFICE WILL CONTINUE AFTER THE ANNUAL MEETING

Jenniffer D. Deckard, age 50 – Director since 2013

President and Chief Executive Officer of Fairmount Santrol Holdings Inc. Ms. Deckard has served as President, Chief Executive Officer and Director of Fairmount Santrol since 2013. Previously, Ms. Deckard served as President from January 2011 until May 2013, Vice President of Finance and Chief Financial Officer from 1999 until 2011, Corporate Controller from 1996 to 1999 and Accounting Manager from 1994 until 1996. Ms. Deckard joined the Board of RPM International Inc. (NYSE: RPM) in 2015 and serves as a member of RPM’s Corporate Governance and Nominating Committee. In her local community, Ms. Deckard serves on the boards of the Cleveland Foundation, the Chardon Healing Fund, and the First Tee of Cleveland. She also serves on the Case Western Weatherhead School of Management’s Visiting Committee and the Board of Directors for the Fairmount Santrol Foundation. Ms. Deckard received a B.S. from the University of Tulsa and a MBA from Case Western Reserve University. Due to her experience as our President and Chief Executive Officer, Ms. Deckard is particularly qualified to serve on our Board. In addition, in her role as our Chief Executive Officer, she has proven that she is an effective leader. Ms. Deckard’s financial expertise and over 20 years with the Company provides our Board of Directors with intimate, working knowledge of our day-to-day business, plans, strategies and initiatives.

Director in Class I (term expiring in 2018)

Michael C. Kearney, age 67 – Director since 2015

Mr. Kearney has served as Supervisory Director of Core Laboratories N.V. (“Core Laboratories”) since 2004, and has served as the chairman of its audit committee since that time. Core Laboratories, a Dutch company with global operations, is a leading provider of proprietary and patented reservoir description, production enhancement, and reservoir management services. Mr. Kearney is also the Chairman of the Board of Supervisory Directors of Frank’s International N.V. (“Frank’s International”) since January 2016, has served as chairman of its audit committee since 2013 and joined its compensation committee in 2014. Frank’s International, a Dutch company, specializes in supplying engineered tubular services for the oil and gas industry on a global basis. Mr. Kearney formerly served as President and Chief Executive Officer of DeepFlex Inc. (“DeepFlex”) from September 2009 until June 2013, and served as DeepFlex’s Chief Financial Officer from January 2008 until September 2009. From 2004 to 2007, Mr. Kearney served as Executive Vice President and Chief Financial Officer of Tesco Corporation, a publicly held oil service company. From 1998 until 2004, Mr. Kearney served as the Chief Financial Officer and Vice President – Administration of Hydril Company, a manufacturer of products for petroleum drilling and production. Mr. Kearney has a Master of Science degree in Accountancy from the University of Houston and a Bachelor of Business Administration degree in Finance from Texas A&M University. Mr. Kearney brings to the Board extensive international business and operations experience in multiple industries, offering breadth of knowledge that benefits the Company’s diverse business units. Mr. Kearney is particularly well-qualified to serve as a Director on our Board because he brings senior management and corporate financial experience.

Director in Class I (term expiring in 2018)

PROPOSAL ONE – ELECTION OF DIRECTORS (CONTINUED)

William P. Kelly, age 66 – Director since 2005

Retired Chairman and Chief Executive Officer of Unifrax Corporation. Mr. Kelly served as Chairman and Chief Executive Officer of Unifrax Corporation from 1996 to 2006. In 2010, he joined the Executive Council of American Securities. He received a B.S. degree from Alfred University and an M.B.A. from Duquesne University. He also attended the Tuck Executive Program at Dartmouth College. We believe that, due to his experience as a chairman, chief executive officer and board member of Unifrax as well as Board membership at several other private companies, he is particularly well qualified to serve on our Board. In addition, in such roles, he has proven that he is an effective leader.

Director in Class I (term expiring in 2018)

Michael G. Fisch, age 53 – Director since 2015

Mr. Fisch is the President and CEO of American Securities LLC, which he co-founded in 1994. He has also served on the Board of Directors of Metaldyne Performance Group, Inc. (NYSE: MPG) since August 2014 and is the Chairman of MPG’s Nominating and Governance Committee. He is also a managing member, director and/or officer of numerous American Securities’ affiliates. Mr. Fisch is a Trustee of Princeton Theological Seminary where he is also Chairman of the Investment Committee; Board Member of Human Rights Watch where he is also the Treasurer and Chairman of the Investment Committee; and member of the President’s Leadership Council of Dartmouth College. Mr. Fisch holds a B.A. degree from Dartmouth College and an M.B.A. from Stanford University’s Graduate School of Business, where he has been a Distinguished Guest Lecturer since 2006. Mr. Fisch’s knowledge of corporate finance and funds management makes him particularly well qualified to serve on our Board. In addition, he has proven that he is an effective leader.

Director in Class III (term expiring in 2017)

PROPOSAL ONE – ELECTION OF DIRECTORS (CONTINUED)

Charles D. Fowler, age 70 – Director since 1984

Mr. Fowler has served as a Director since 1984 and is Chairman of the Executive Committee of the Board of Directors. Mr. Fowler and the Wedron Silica management team partnered with William E. Conway in 1984 to acquire Wedron Silica and ultimately merge it with Mr. Conway’s company, Best Sand, to create Fairmount Minerals (now Fairmount Santrol). Mr. Fowler served as President and Chief Executive Officer from 1996 until his retirement in 2013. He serves as Chairman of the Board of Trustees of Case Western Reserve University and is on the boards of directors of Flying Horse Farms, DDC Clinic and the Greater Cleveland Water Alliance. He received a B.S. from Purdue University and completed the Executive M.B.A. program at Case Western Reserve University. Due to his experience as our former President and Chief Executive Officer, Mr. Fowler is particularly well qualified to serve on our Board. In addition, in such roles, he has proven that he is an effective leader. As one of the founders of the Company, Mr. Fowler brings to the Board of Directors an extensive understanding of the Company’s business. Mr. Fowler’s past and future service enables him to develop comprehensive knowledge of the various segments of our business and the critical internal and external challenges we face.

Director in Class III (term expiring in 2017)

Matthew F. LeBaron, age 45 – Director since 2010

Chairman of the Board, Fairmount Santrol Holdings Inc. Mr. LeBaron has served as Chairman of the Board of Directors since 2010. Mr. LeBaron is a co-founder of LeBaronBrown Industries, a private investment holding company focused on investing in industrial businesses. He was previously a Managing Director at American Securities, which he joined in 1999. Mr. LeBaron serves on the board of United Distribution Group, an American Securities portfolio company, and has previously served on the boards of numerous other private and public companies. Previously, Mr. LeBaron was a private equity investor at Bain Capital, Inc. and a consultant at The Boston Consulting Group. He received a B.A. from Amherst College and an M.B.A. from the Harvard Business School. As an investor with over two decades of experience, Mr. LeBaron brings to our Board the knowledge of corporate finance, corporate governance, corporate transactions, organizational development and strategic planning. Due to this experience, he is particularly well qualified to serve on our Board.

Director in Class III (term expiring in 2017)

PROPOSAL ONE – ELECTION OF DIRECTORS (CONTINUED)

Lawrence N. Schultz, age 67 – Director since 2010

Mr. Schultz has been a member of the Board of Directors since 2010 and presently serves as Chair of the Board’s Audit Committee and as a member of its Nominating and Governance Committee. He served as an officer of Central National Bank of Cleveland, now a part of KeyBank N.A., while attending the M.B.A. and J.D. programs at Cleveland State University. He joined Calfee, Halter & Griswold, LLP in 1978 after receiving his J.D. degree from Cleveland State University, and served on Calfee’s executive and management committees. He served as principal outside counsel and Secretary to Agilysys, Inc. (NASDAQ: AGYS), its Board and its Board Committees from 1999 until his retirement in 2010 and presently serves on the advisory boards of L.D. Kichler Company and Austin Powder Holding Co., Inc. Mr. Schultz received his B.A. degree from Ohio Northern University in 1970. At the time of his retirement, he served on the boards and executive committees of University Circle Inc. and The Deaconess Foundation, including as Chair of their Audit Committees, and as Chair of the Board of The Gordon Square Arts District. Mr. Schultz’s board service, legal expertise and business management experience, as well as his demonstrated successful performance as a director, qualify him to serve on our Board.

Director in Class III (term expiring in 2017)

INFORMATION REGARDING MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors has an Executive Committee, an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. The Executive Committee exercises the power and authority of the Board in the period between Board meetings. The functions of each of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee are governed by charters that have been adopted by our Board. Our Board also has adopted Corporate Governance Guidelines to assist it in the exercise of its responsibilities, and a Corporate Code of Business Conduct and Ethics that applies to our Directors, officers, and employees (the “Code of Ethics”).

The charters of the Audit Committee, Compensation Committee and Nominating and Governance Committee, the Corporate Governance Guidelines and the Code of Ethics are available on our website at www.fairmountsantrol.com and in print to any stockholder who requests a copy. Requests for copies should be directed to Secretary, Fairmount Santrol Holdings Inc., 8834 Mayfield Road, Chesterland, Ohio 44026. We intend to disclose any amendments to the Code of Ethics, and any waiver of the Code of Ethics granted to any Director or executive officer, on our website. As of the date of this Proxy Statement, there have been no such waivers.

Board Independence

Our Corporate Governance Guidelines and the NYSE listing standards provide that at least a majority of the members of our Board must be independent, i.e., free of any material relationship with the Company, other than his or her relationship as a Director or Board committee member. A Director is not independent if he or she fails to satisfy the standards for independence under the NYSE listing standards, the rules of the Securities and Exchange Commission (the “SEC”), and any other applicable laws, rules and regulations.

During the Board’s annual review of director independence, the Board considers transactions, relationships and arrangements between each Director or an immediate family member of the Director and the Company. The Board of Directors also considers transactions, relationships and arrangements between each Director or an immediate family member of the Director and our senior management.

In February 2016, the Board performed its annual director independence review for the fiscal year ending December 31, 2016. As a result of this review, the Board determined that each of William E. Conway, Michael G. Fisch, Stephen J. Hadden, Michael C. Kearney, William P. Kelly, Matthew F. LeBaron, Michael E. Sand and Lawrence N. Schultz are independent pursuant to the applicable listing requirements of the NYSE and SEC rules and that all members of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee are independent. Jenniffer D. Deckard is not considered to be independent because of her position as our President and Chief Executive Officer. Charles D. Fowler is not considered to be independent because he had served as our President and Chief Executive Officer until his retirement in 2013.

As part of this review, our Board considered common private and charitable board memberships among our executive officers and Directors. Our Board does not believe that any of these common board memberships impairs the independence of the Directors.

Audit Committee

The Audit Committee is designed to assist the Board in fulfilling its oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and the performance of our internal audit function and independent auditor, and producing the Audit Committee Report. The specific functions and responsibilities of our Audit Committee are set forth in the Audit Committee Charter which is available on the Company’s website.

Our Board has determined that each member of the Audit Committee is financially literate and satisfies the current independence standards of the NYSE listing standards and Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our Board has also determined that each of Lawrence N. Schultz, Michael C. Kearney and William P. Kelly qualifies as an “audit committee financial expert” as that term is defined in Item 407(d) of Regulation S-K of the Exchange Act. Each of Lawrence N. Schultz, Michael C. Kearney and William P. Kelly also satisfies the NYSE accounting and financial management expertise requirements.

Compensation Committee

The Compensation Committee assists our Board in discharging its oversight responsibilities relating to, among other things, executive compensation, equity and incentive compensation plans, management succession planning and the Compensation Committee Report. The Compensation Committee administers the Company’s equity compensation and incentive compensation plans. The

INFORMATION REGARDING MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS (CONTINUED)

Compensation Committee reviews and determines the salary and bonus compensation of the CEO, as well as reviews and recommends to our Board for its approval the compensation of our other executive officers. The Compensation Committee may delegate is authority to a subcommittee or subcommittees. Each member of the Compensation Committee is independent within the meaning of the NYSE listing standards and our Corporate Governance Guidelines.

Our CEO, together with the Compensation Committee, plans to review assessments of executive compensation practices at least annually against our defined comparative framework. Our CEO also makes recommendations to the Compensation Committee with the intent of keeping our executive officer pay practices aligned with our intended pay philosophy. The Compensation Committee must approve any recommended changes before they can be made.

The Compensation Committee has the sole authority to: (i) retain and terminate compensation advisers, including compensation and benefits consultants, independent legal counsel or other related advisers; (ii) to assess any potential conflicts of interest and the independence of any such adviser prior to engagement, and (iii) approve the related fees and other retention terms of any such adviser.

Before selecting any compensation and benefits consultant, independent legal counsel or other adviser, the Compensation Committee takes into account all factors relevant to that adviser’s independence from management, including the following six factors:

•	the provision of other services to the Company by the adviser’s employer;

•	the amount of fees received from the Company by the adviser’s employer, as a percentage of total revenues of the employer;

•	the policies and procedures of the adviser’s employer that are designed to prevent conflicts of interest;

•	any business or personal relationship of the adviser with a member of the Compensation Committee;

•	any Common Stock of the Company owned by the adviser; and

•	any business or personal relationship of the adviser or the adviser’s employer with an executive officer of the Company.

Nominating and Governance Committee

The Nominating and Governance Committee is responsible for all matters relating to our corporate governance. These responsibilities include the development and recommendation to the Board of a set of corporate governance principles, selection, qualification and nomination of the members of our Board and nominees to our Board, and administration of our Board’s evaluation process. Each of the members of the Nominating and Governance Committee is independent within the meaning of the NYSE listing standards and our Corporate Governance Guidelines.

In identifying and considering possible candidates for election as a Director, the Nominating and Governance Committee reviews the credentials of potential Director candidates (including potential candidates recommended by stockholders), conducts interviews, and makes formal recommendations to the Board for the annual and any interim election of Directors. In making its recommendations, pursuant to the Corporate Governance Guidelines, the Nominating and Governance Committee considers a variety of factors, including past Board committee and stockholder meeting attendance and performance; length of Board service; personal and professional integrity, including commitment to the Company’s core values; relevant experience, skills, qualifications and contributions that the existing Director brings to the Board; and independence under applicable standards. The Nominating and Governance Committee may also consider such other factors as it deems appropriate in the best interests of the Company and its stockholders.

The Nominating and Governance Committee and the Board consider a diverse group of experiences, characteristics, attributes, and skills, including diversity in gender, ethnicity, race, cultural background, and age, in determining whether an individual is qualified to serve as a Director of the Company. The Board does not maintain a formal policy regarding diversity. However, the Nominating and Governance Committee and the Board also consider the composition of the Board as a whole in evaluating whether a particular individual should serve on the Board, as the Board seeks to comprise itself of members which, collectively, possess a range of relevant skills, experience, and expertise.

The Nominating and Governance Committee will consider potential candidates recommended by stockholders, current Directors, our officers, employees, retained search firms and others. The Nominating and Governance Committee will use the above

INFORMATION REGARDING MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS (CONTINUED)

enumerated factors to consider potential candidates regardless of the source of the recommendation. Stockholder recommendations for Director nominations may be submitted to the Secretary of the Company at 8834 Mayfield Road, Chesterland, Ohio 44026, and they will be forwarded to the Nominating and Governance Committee for consideration, provided such recommendations are accompanied by sufficient information to permit the Nominating and Governance Committee to evaluate the qualifications and experience of the potential candidates. Recommendations should include, at a minimum, the following:

•	the name, age, business address and residence address of the proposed nominee;

•	the principal occupation or employment of the proposed nominee;

•	the number of shares of Common Stock which are beneficially owned by such candidate;

•	a description of all arrangements or understandings between the stockholder(s) making such nomination and each candidate and any other person or persons (naming such person or persons) pursuant to which nominations are to be made by the stockholder;

•	detailed biographical data and qualifications and information regarding any relationships between the candidate and the Company within the past three years;

•	any other information relating to the proposed nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

•	any other information the stockholder believes is relevant concerning the proposed nominee;

•	a written consent of the proposed nominee(s) to being named as a nominee and to serve as a Director if elected;

•	a written agreement of the proposed nominee(s) to comply with the provisions of the Company’s majority voting policy;

•	the name and record address of the stockholder who is submitting the notice; and

•	the number of shares of Common Stock which are owned of record or beneficially by the stockholder who is submitting the notice and the date such shares were acquired by the stockholder and if such person is not a stockholder of record or if such shares are owned by an entity, reasonable evidence of such person’s ownership of such shares or such person’s authority to act on behalf of such entity.

Stockholders who desire to nominate a proposed nominee for Director at an annual meeting must also comply with the requirements set forth in our By-Laws concerning such nominations.

Committee Membership

Set forth below is the current membership of each of the committees of our Board, with the number of meetings held during the fiscal year ended December 31, 2015 in parentheses:

Executive Committee(1)	Audit Committee(12)	Compensation Committee(6)	Nominating and Governance Committee(2)
Charles D. Fowler	Lawrence N. Schultz	William P. Kelly	William E. Conway
(Chairman)	(Chairman)	(Chairman)	(Chairman)
Matthew F. LeBaron	Michael C. Kearney	Stephen J. Hadden	Lawrence N. Schultz
Michael E. Sand	William P. Kelly	Matthew F. LeBaron	Matthew F. LeBaron
Jenniffer D. Deckard

Board Meetings

Our Board held nine meetings during the fiscal year ended December 31, 2015. No Director, during the fiscal year ended December 31, 2015, attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board held during the period that the Director served and (ii) the total number of meetings held by committees of the Board on which the Director served, during the period that the Director served.

INFORMATION REGARDING MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS (CONTINUED)

Independent Directors Meetings

Each of the Directors, other than Jenniffer D. Deckard, is a non-management Director. Each of the non-management Directors, other than Charles D. Fowler, was independent within the meaning of the NYSE listing standards and our Corporate Governance Guidelines during fiscal 2015. The Company’s independent Directors meet in executive session at each regularly scheduled Board meeting with Matthew F. LeBaron, our Board Chairman, presiding over the meetings.

Structure of the Board of Directors

Our Board has no policy with respect to the separation of the offices of Chairman and CEO. As set forth in our Corporate Governance Guidelines, our Board believes that this issue is part of the succession planning process and that it is in the best interests of the Company for the Board to make a determination regarding this issue each time it elects a new CEO. Currently, Jenniffer D, Deckard serves as our CEO, and Matthew F. LeBaron serves as our Board Chairman.

Role in Risk Oversight

Risk is inherent in any business and our executive officers are responsible for the day-to-day management of risks that we face. Our Board, on the other hand, has responsibility for the oversight of risk management. In its risk oversight role, our Board has the responsibility to evaluate the risk management process to ensure its adequacy and that it is implemented properly by management. Our Board believes that full and open communication between management and the Board is essential for effective risk management and oversight.

Each committee of the Board assists the Board in fulfilling its oversight responsibilities in certain areas of risk. The Audit Committee is designed to assist the Board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls, and compliance with legal and regulatory requirements. The Compensation Committee is designed to assist the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs, including overseeing our compensation-related risk assessment described further below in this Proxy Statement. The Nominating and Governance Committee is designed to assist our Board in fulfilling its oversight responsibilities with respect to the management of risks associated with the organization of our Board and its membership and structure, succession planning for Directors and executive officers, and corporate governance, including the annual monitoring of corporate governance issues, administering regular self-evaluations of the Board and its committees, and reviewing potential conflicts of interest. Each of these committees’ reports back to the full Board regarding activities and matters discussed and reviewed at the committee’s meetings.

Succession Planning

The Company actively engages in succession planning in order to assure that it has sufficient depth and breadth of executive talent.

INFORMATION REGARDING MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS (CONTINUED)

Communications with the Board of Directors

Stockholders and other persons may communicate with our Board, any committee of our Board, the Chairman of the Board or any other Director in particular. Written communications must be submitted in an envelope marked “Stockholder Communication with Directors” c/o Secretary, Fairmount Santrol Holdings Inc., 8834 Mayfield Road, Chesterland, Ohio 44026.

All communications received in accordance with these procedures will be reviewed initially by our General Counsel, who will relay all such communications (or a summary thereof) to the appropriate Director or Directors unless he determines that such communication:

•	does not comply with the requirements of any applicable policy adopted by the Board relating to the subject matter of the communication; or

•	does not fall within the scope of matters generally considered by the Board.

In the alternative to the procedures outlined above, any stockholder or interested party may report any suspected misconduct confidentially through our compliance hotline. Information regarding our compliance hotline is available on our website, www.fairmountsantrol.com.

Attendance at Annual Meetings of Stockholders

Directors are encouraged to attend the Annual Meeting.

Compensation-Related Risk Assessment

The Compensation Committee considers risks related to the attraction and retention of talent and risks relating to the design of compensation programs and arrangements affecting executive officers and employees. Our compensation programs reward outstanding performance, and do not encourage excessive risk taking on the part of our executive officers and employees. After considering the Company’s compensation program as a whole and receiving the input of the Compensation Committee, we have concluded that risks arising from our compensation policies and practices applicable to our employees are not reasonably likely to have a material adverse effect on the Company. In reaching that conclusion, we considered, among other things, the general performance-based philosophy of our compensation program, the material consistency of our compensation structure throughout all key employee levels of the Company, the balance of long and short term components of compensation, and the Company’s risk profile generally.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Discussion and Analysis

Executive Summary

Introduction

In this Compensation Discussion and Analysis, or CD&A, section, we describe our executive compensation framework, including our philosophy, objectives and design; our compensation setting process; our executive compensation program components; and the decisions made in 2015 with respect to the compensation of each of our named executive officers. The following disclosure also gives context for the data we present in the compensation tables below and the narratives that accompany the compensation tables.

The following seven individuals are our named executive officers for 2015, as that term is defined by the SEC:

•	Jenniffer D. Deckard, our President and Chief Executive Officer;

•	Christopher L. Nagel, our former Executive Vice President and Chief Financial Officer;

•	Mark E. Barrus, our interim Chief Financial Officer;

•	Joseph D. Fodo, our Executive Vice President and Chief Operating Officer;

•	Van T. Smith, a former Executive Vice President;

•	Gerald L. Clancey, an Executive Vice President; and

•	George W. Magaud, an Executive Vice President.

Executive Compensation Highlights

In 2015, we faced an increasingly challenging economic environment. In connection with our transition from being a privately held company to a publicly traded company in 2014, we reevaluated our executive compensation programs and the additional responsibilities and duties of our named executive officers. To ensure our executive compensation is an effective tool to attract, motivate and retain executive talent, the Board reviewed the Company’s compensation philosophy and design. Based on that framework, the Compensation Committee evaluated compensation for fiscal 2015 with an eye toward balancing retention of key executive officers with our pay for performance principles and anticipated costs to the Company. As such, fiscal 2015 target total direct compensation consists of base salary, annual incentive bonus and long-term incentive compensation in the form of stock options and restricted stock units (“RSUs”). The Compensation Committee believes this combination of elements of compensation is the appropriate mix to motivate future performance, to drive Company results and retain executive officers. The Compensation Committee, upon management’s recommendation, took further steps this year to align the Company’s executive compensation program more closely with that of a public company and more directly to the Company’s operational goals. In light of this objective, the Compensation Committee made the following changes to our named executive officers’ compensation in 2015:

•	Minimal Salary Adjustments. Determined to make no upward adjustments to the named executive officers’ salaries in 2015, except for the salaries of Messrs. Clancey, Magaud and Barrus, which increased by $20,000; $30,000 and $30,000, respectively, to compensate them for the increased roles and responsibilities they assumed related to the departures of Messrs. Smith and Nagel, as a countermeasure to address the difficult economic conditions we faced in 2015.

•	Partial Bonus Payment. Awarded annual bonuses for our named executive officers with respect to 2015 performance at approximately 30% of target as a result of the achievement of performance results as a result of partially achieving the performance goals for the year. Our annual bonuses paid to our named executive officers for fiscal 2015 were directly linked to: (1) our operating performance, as measured by EBITDA[1] results; (2) progress toward our major strategic objective to manage debt, as measured by Net Debt[2] results; and (3) our achievement of sustainable development goals.

[1]	We define EBITDA as net income before interest expense, income tax expense, depreciation, depletion and amortization. For the description of how EBITDA is calculated, see Item 7, Management’s Discussion and Analysis, in our Annual Report on Form 10-K for the year ended December 31, 2015.
[2]	We define Net Debt as long-term debt plus the current portion of long-term debt less cash and cash equivalents, as set forth in our Consolidated Balance Sheets in Item 8, Financial Statements and Supplementary Data, in our Annual Report on Form 10-K for the year ended December 31, 2015.

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

•	2016 Strategic Goals. Redesigned Short Term Incentive Plan metrics for payment of annual incentives to include cash on hand in addition to EBTIDA and sustainable development goals in February 2016. These metrics were designed in consultation with the Compensation Committee’s independent outside compensation consultant to align incentive compensation with Company performance, the creation of stockholder value and to recognize the importance of managing cash effectively in light of the extraordinary operating environment facing the Company. Executive compensation paid to our named executive officers for fiscal 2016 will be directly linked to: (1) our operating performance, as measured by EBITDA; (2) progress toward our major strategic objective to manage liquidity and (3) the achievement of sustainable development goals.

•	Added Performance-Based RSUs. Restructured our long-term incentive program to include performance-based RSUs (“PSUs”) as well as stock options and time-vested RSUs to help drive Company performance to focus the leadership team on ensuring the long-term viability of the Company and provide an incentive to outperform the composite index over the three-year performance cycle; the stock options and RSUs granted in 2016 will not include performance goals that result in accelerated vesting and will vest ratably over three and four years, respectively, while the PSUs will cliff vest after the end of the three-year performance period based on the level of achievement.

•	Adjusted Peer Group. Approved changes to the Company’s peer group to include more Oil and Gas Field Services companies than were previously included to ensure the peer group’s composition is better aligned with the Company’s strategy and markets; and

•	Adopted Stock Ownership Guidelines. Developed stock ownership guidelines for executive officers to better align the interests of executive officers with the interests of stockholders and further promote the Company’s commitment to sound corporate governance. These guidelines, which are described below under the caption “Stock Ownership Guidelines for Executive Officers,” were adopted by the Board in late 2015, with the assistance of its independent outside compensation consultant.

Given the unprecedented events facing the primary markets we serve, we revised the focus of our annual incentive metrics. In 2014, our annual incentives focused on EBITDA and sustainable development activities. For 2015, our plan continued to focus on those corporate objectives but also included Net Debt to recognize our need to manage our cash during a volatile period. In our view, the combination of these elements currently best represents the long-term interests of our stockholders. Our named executive officers’ annual bonuses were based on the achievement of specified EBITDA, sustainable development and Net Debt goals. Of the total targeted annual incentive compensation, 80% of each executive’s bonus opportunity tied to results for EBITDA and sustainable development goals. In order for any named executive officer to receive any bonus payment as a result the achievement of sustainable development goals, annual EBITDA results must exceed a specific threshold. Our 2015 EBITDA results did not meet the targeted level, resulting in no bonus payments tied to the accomplishment of either EBITDA or sustainable development. However, 20% of the total targeted annual incentive compensation was tied to Net Debt results. Our Net Debt objectives were exceeded, resulting in payment of approximately 30% of each named executive officer’s bonus opportunity.

Compensation Framework

Our executive compensation program is focused on promoting overall performance and maximizing long-term stockholder value. We expect our executive team to possess and demonstrate strong leadership and management capabilities in line with our mission and core principles. To reward and retain our leaders, including our named executive officers, we have designed a total compensation approach that rewards both short-term and long-term success, based on value creation and sustainable corporate growth for our stockholders. Overall, our executive compensation program is structured to align the financial interests of our executive officers and our stockholders by encouraging and rewarding our executive officers for performance that achieves or exceeds significant financial and operational performance goals and by holding them accountable for results. The Compensation Committee and management regularly review those programs to make sure they are meeting the business challenges to achieving our growth and value creation goals.

Philosophy

We are focused on our mission to exceed all expectations while fulfilling our economic, social, and environmental responsibilities. We rely on these core principles to unite us in our vision of sustainability: ethics, safety, leadership, total quality, environmental

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

stewardship, empowerment, personal excellence, celebrate/fun, continuous improvement, health and wellness, teamwork/shared ownership and social responsibility.

We need a highly talented team of executives who believe in our mission and principles. In structuring our executive compensation packages, our Board and our Compensation Committee consider how each component of compensation promotes retention, motivates executive performance and furthers our mission. We believe that to attract and retain high quality senior executives, we must provide them with a competitive level of compensation that rewards their outstanding contributions and commitment. We also believe that performance- and equity-based compensation play a significant role in aligning the interests of management with the long-term interests of our stockholders.

To ensure our executive compensation is an effective tool to attract, motivate and retain executive talent, our Board defined the Company’s philosophy with respect to our named executive officers’ pay position to be relative to executives with similar positions at companies within our peer group. In 2014, our Board determined that:

•	Salaries should approximate the 50th percentile;

•	Annual bonus opportunities, at target, should fall within the 50th to 75th percentile range; and

•	Target long-term incentive awards, such as stock option, RSUs and PSUs, should fall within the 50th to 75th percentile range.

Our Compensation Committee restated this philosophy in connection with its annual executive compensation program review in 2015. Currently, the targets for some compensation elements are below the targeted pay positions for some of our named executive officers. The Company intends to make annual adjustments over the next few years in order to obtain the targeted pay positions for each of the named executive officers.

Objectives

Our compensation programs for our named executive officers are built to support the following objectives:

•	attract, retain and motivate highly qualified executives to deliver the highest level of results;

•	reward high levels of achievement based performance on indicators that promote value creation and sustainable corporate growth with commensurate levels of compensation;

•	build stock ownership and align the interests of our executives with those of our stockholders through equity-based incentives; and

•	encourage our executives to fulfill our mission, model our core principles and live by our company motto of “Do good. Do well.”

Design

Our executive compensation program has three main components: (1) base salary; (2) annual cash incentive compensation; and (3) long-term incentive awards. Each component is designed to be consistent with the Company’s compensation philosophy.

Compensation Component	Key Characteristics	Described Beginning on:
Base Salary	Fixed Compensation	Page 18
Annual Bonus	Variable, performance-based compensation	Page 19
Equity Compensation	Stock options RSUs PSUs	Page 21
Employee Benefits	Various	Page 22
Executive Perquisites	Various	Page 22

To align pay with the interests of our stockholders, we strive to create competitive compensation packages that cultivate long-term value creation without taking unnecessary risks. We believe that a combination of both short-term and long-term compensation creates an optimal pay-for-performance environment. We motivate and reward our executive officers for successfully executing our mission and for achieving annual strategic targets. The compensation program for our executives has been designed to emphasize variable pay over fixed pay and to reward long-term achievement.

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

We support our objectives through an executive compensation program that includes a mix of fixed and at-risk compensation, which is intended to motivate our executives to exceed our goals and reward them in a manner that is commensurate with their levels of achievement. Our short-term incentive plan is designed around clear, concise, effective and measurable performance indicators that we believe are directly linked to value creation and sustainable corporate growth. In addition, our executive compensation program includes a significant equity-based component. We believe that equity compensation offers the best vehicle to focus our executive officers on our mission and the achievement of our long-term strategic and financial objectives, and to align our executive officers with the long-term interests of our stockholders. In 2015, we granted equity awards with performance- and service-based vesting conditions where the commencement of vesting is deferred until a date some years in the future. In September 2015, the Compensation Committee restructured our long-term incentive program so that equity awards granted in 2016 will include PSUs in addition to stock options and time-vested RSUs to help drive Company performance, to focus the leadership team on ensuring the long-term viability of the Company and provide an incentive to outperform the composite index over the three-year performance cycle. The PSUs will be measured and earned on three years of performance, cliff vest after the end of the performance period, based on the level of achievement, and be payable in unrestricted stock after completion of the performance period.

Role of the Compensation Committee

The Compensation Committee is responsible for overseeing all aspects of our executive compensation programs, including executive salaries, payouts under our annual bonus plan, the size and structure of equity awards, and any executive perquisites. The Compensation Committee is solely responsible for annually reviewing and determining the compensation of our CEO, and reviews and approves compensation of other executive officers.

The Compensation Committee Charter provides for the Compensation Committee to oversee the Company’s compensation programs and, in consultation with the CEO, develop and recommend to the Board an appropriate compensation and benefits philosophy and strategy for the Company. The Compensation Committee Charter is available on our website at www.fairmountsantrol.com.

Historically, since we were a smaller, privately held company our Compensation Committee and our Board had approved executive compensation matters. In 2014, in connection with our initial public offering, for example, the Board adjusted our named executive officers’ salaries, established their 2014 annual bonus opportunities and granted equity awards to them. Since then, the Compensation Committee’s role is to oversee our executive compensation arrangements, while the Board’s role generally involves reviewing and approving certain recommendations made by the Compensation Committee.

Role of Management in Determining Compensation

In setting compensation for 2015, our CEO, CFO and members of our human resources group, worked closely with the Compensation Committee. These members of management often attended meetings of the Compensation Committee to provide an analysis of market compensation data. In addition, our General Counsel typically attends meetings of the Compensation Committee to present information, record minutes and answer applicable questions. Our CEO and CFO made recommendations to the Compensation Committee regarding compensation and annual bonus goals for our executive officers (other than themselves) because of their daily involvement with our executive team. No executive officer participated directly in the final deliberations or determinations regarding his or her own compensation package.

Comparative Framework

In light of our transition from a privately held company to a publicly held company, in 2014 the Compensation Committee retained Pay Governance LLC, an independent compensation consulting firm, to conduct a compensation benchmark study. Pay Governance LLC reviewed and evaluated our compensation packages for our key officers as compared to the levels of compensation being offered by companies that operate businesses similar to that of the Company. These companies were:

CARBO Ceramics Inc.	Martin Marietta Materials, Inc.	Texas Industries, Inc.
Compass Minerals International, Inc.	MDU Resources Group, Inc.	Tronox Limited
Eagle Materials Inc.	Minerals Technologies Inc.	U.S. Concrete, Inc.
Emerge Energy Services LP	Ciner Resources LP (fka OCI Resources LP)	U.S. Silica Holdings, Inc.
Granite Construction Incorporated	Olin Corporation	Vulcan Materials Company
Headwaters Incorporated	Taminco Corporation

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Each peer group company was:

•	a public company;

•	generally within the range of $500 million to $3 billion in annual revenues, with the median of the group at around $1 billion which approximated the Company’s revenue size at the time of evaluation; and

•	in the business of extracting or mining basic materials (other than coal and metal companies).

Pay Governance LLC reviewed both published survey and peer group proxy statement data to determine competitive pay levels for the executives for the following elements of compensation: base salary, bonuses (including actual and target annual bonuses, but excluding bonus payments to executives for one-time, non performance-based awards), long-term incentive opportunity, actual total direct compensation (the sum of base salary, actual annual bonuses and long-term incentive opportunity) and target total direct compensation (the sum of base salary, target annual bonuses and long-term incentive opportunity).

During 2015, the Compensation Committee asked management and Pay Governance LLC to develop a revised peer group to better align with the Company’s strategy and markets. Based on this direction, the following peer group focuses more on Oil and Gas Field Service companies with revenue of 0.5x to 2.0x our revenue of $1.4 billion. Each member is also a publicly traded reporting company.

Basic Energy Services, Inc.	Granite Construction Incorporated	Oil States International, Inc.
C&J Energy Services, Inc.	Headwaters Incorporated	RPC Inc.
CARBO Ceramics Inc.	Helix Energy Solutions Group Inc.	TETRA Technologies, Inc.
Compass Minerals International, Inc.	Key Energy Services, Inc.	Tronox Limited
Dril-Quip, Inc.	Martin Marietta Materials, Inc.	U.S. Concrete, Inc.
Eagle Materials Inc.	Minerals Technologies Inc.	U.S. Silica Holdings, Inc.
Forum Energy Technologies, Inc.	Newpark Resources, Inc.	Seventy Seven Energy Inc.

Elements of Compensation

Our named executive officer compensation program for fiscal 2015 included three main elements:

•	Base salary;

•	Annual performance-based cash incentives; and

•	Equity-based compensation in the form of stock options and RSUs.

Pay Mix

We use these particular elements of compensation because we believe that they provide a balanced mix of fixed compensation and at-risk compensation that produces short-term and long-term performance incentives and rewards. With this balanced portfolio, we provide the executive with a base salary while motivating the executive to focus on the business metrics that will produce a high level of performance and provide the executive with additional compensation through short- and long-term incentives.

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Elements of Our Named Executive Officer Compensation Program

Compensation Component	Key Characteristics	Purpose
Base Salary	Fixed compensation, reviewed and adjusted annually if and when appropriate	Compensate named executive officers fairly for the responsibility level of the position held
Annual Bonus	Variable, performance-based compensation	Motivate and reward named executive officers for achieving annual business objectives over which they have some degree of influence and control
Equity Compensation — Stock Options	Variable, performance-based compensation, awarded under the 2014 Long-Term Incentive Plan	Retain executives through the vesting period, reward executives for achieving performance objectives (which may result in accelerated vesting), facilitate shared ownership among the executives, and align interests of our executives with those of our stockholders
Equity Compensation — RSUs and PSUs (beginning in 2016)	Variable, performance-based compensation, awarded under the 2014 Long-Term Incentive Plan	Retain executives through the vesting period, reward executives for achieving performance objectives (resulting in accelerated vesting), facilitate shared ownership among the executives, and align interests of our executives with those of our stockholders
Health and Retirement Plans	Fixed compensation	Intended to attract and retain qualified executive officers and to provide benefits that promote employee health and support employees in attaining financial security; generally, the benefits provided to our named executive officers are the same as for our other employees
Perks and other Personal Benefits	Fixed compensation	Intended to be relatively modest in nature and to provide a business-related benefit to the Company, and to assist in attracting and retaining executive officers

Base Salary

We pay annual base salaries to provide a fixed base of cash compensation to our named executive officers for their services to us during the year. The Compensation Committee believes base salaries are a necessary element of compensation in order to attract and retain highly qualified executive officers. Base salary is further influenced by internal pay equity and market benchmarks and trends.

The Compensation Committee reviews base salaries for our executive officers at least annually and may adjust them from time to time. Adjustments to salaries may be made taking into consideration the specific roles and responsibilities and individual performance of our named executive officers on a day-to-day basis during the year as well as market pay levels and trends around merit increases. We have gradually increased base salaries for certain of our executive officers with the goal of bringing salaries closer to the median of the companies listed in our peer group over time. As a countermeasure to address the difficult economic conditions we faced in 2015, management recommended, and the Compensation Committee determined to make, no upward adjustments to the named executive officers’ salaries in 2015, except for the salaries of Messrs. Clancey, Magaud and Barrus, which increased by $20,000; $30,000 and $30,000, respectively, to compensate them for the increased roles and responsibilities they assumed related to the departures of Messrs. Smith and Nagel.

Annual Bonus

The goal of our annual bonus program is to incentivize our employees and executives to achieve certain performance objectives. Our Compensation Committee works with our CEO to establish a target bonus for each of our named executive officers. Our Compensation Committee establishes the target bonus level for our CEO. For fiscal 2015, the target for annual bonuses established by our Compensation Committee for our named executive officers with respect to 2015 performance for Ms. Deckard and Mr. Nagel were 100% of base salary, for Messrs. Fodo, Smith, Clancey and Magaud 75% of their base salaries and for Mr. Barrus 45% of his base salary. For Mr. Barrus, however, management recommended and the Compensation Committee approved a bonus payment of $35,000 to reflect the substantial increase in his duties as the interim CFO of a publicly traded

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

company. The amount of that target bonus actually paid to each named executive officer in any given year is dependent upon the extent to which we achieve the performance objectives established under the annual bonus program for that year.

We hold our named executive officers accountable for our performance and for executing key strategies by tying a major portion of their compensation to the achievement of key annual and multi-year performance objectives. This accountability includes setting what we believe to be “stretch” goals. The achievement of these goals requires exceptional performance, especially when the external environment changes. This tight connection between financial performance and compensation contemplates that in years like this past year, when the targets are not fully achieved, our named executive officers do not receive their total targeted cash compensation including their goal-targeted incentives. When performance meets or exceeds the goals that drive shareholder value however, our compensation philosophy rewards our named executive officers accordingly.

Given the unprecedented events facing the primary markets we serve, we revised the focus of our annual incentive metrics for 2015. In 2014, our annual incentives focused on EBITDA and sustainable development activities. For 2015, our named executive officers’ annual bonuses were based on the achievement of specified EBITDA, sustainable development and Net Debt goals. Our plan continued to focus on those corporate objectives but also included Net Debt to recognize our need to manage liquidity during a challenging economic environment. We believe the use of EBITDA as a performance metric helps to improve stockholder value because it focuses our management on profitability. In addition, we believe that our sustainable development goals improve both stockholder value as well as relations with our other stakeholders, such as our employees, business partners and the communities in which we do business. Our dedication to the safety and wellness of our employees and our communities as well as to our environmental stewardship is reflected by the fact that a portion of our named executive officers’ annual bonuses are tied to company-wide sustainable development goals. In our view, the combination of these elements currently best represents the long-term interests of our stockholders.

The relative weighting of these performance metrics is established by the Compensation Committee after reviewing recommendations from the management team. Of the total targeted annual incentive compensation, 80% of each executive’s bonus opportunity tied to results for EBITDA and sustainable development goals. In order for any named executive officer to receive any bonus payment as a result the achievement of sustainable development goals, annual EBITDA results has to exceed a specific threshold. Our 2015 EBITDA results did not meet the threshold level, resulting in no bonus payments tied to the accomplishment of either EBITDA or sustainable development. However, 20% of the total targeted annual incentive compensation was tied to Net Debt results. Our Net Debt results were exceeded resulting in payment of approximately 30% of each named executive officer’s target bonus opportunity.

Before the beginning of each year, the Board works with our management team to establish a budget for our Company for the next year. Once the budget has been approved, our Compensation Committee approves the threshold level of EBITDA that will result in any payment with respect to the EBITDA performance metric as well as the performance percentage applicable to varying levels of EBITDA performance above and below that threshold level for the upcoming year. At the end of each year the Compensation Committee works with management to approve their determination of the performance percentage achieved based on our actual EBITDA performance as compared to the established metrics. The named executive officers must generally be employed on the last day of the applicable year in order to receive payment.

In 2015, our target goal for EBITDA was approximately $340 million. This level of achievement was not met, and as a result, none of the named executive officers earned the EBITDA component of their annual bonus.

The remaining balance of the annual bonuses for our named executive officers was tied to the achievement of thirteen company-wide sustainable development goals. Sustainable development objectives are set at the beginning of the year by each of our thirteen sustainable development teams and approved by the Sustainable Development Advisory Committee. Following the end of the year, each of those teams calculates the percentage of their sustainable development objective that was achieved during the year and submits that analysis to our Sustainable Development Advisory Committee, which reviews and analyzes the performance of the Company against each goal. Once the performance percentages have been reviewed and approved, all thirteen team performance percentages are averaged to calculate the total sustainable development performance percentage. For 2015, each of the thirteen sustainable development performance percentages were capped at 110% of objective, with a floor of 0% of each objective, as is the overall sustainable development performance percentage. The overall sustainable development performance percentage is then presented to and approved by the Compensation Committee. The achievement levels were measured across all thirteen goals and 40% of each named executive officer’s annual bonus was based on the average level of achievement

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

among the goals contingent upon the Company meeting a certain EBITDA threshold. The following table lists our sustainable development teams. The average level of achievement for goals established across the thirteen teams was 90% of the target amount of the sustainable development component of our annual bonus.

Sustainable Development Teams
Best Practices	Empower U	Social Responsibility
Business Innovation	Health and Wellness	Sustainable Mobility
Clean Water	QUEST for Eco-Efficiency	Sustainable Value Chain
Communications and Appreciative Inquiry	Recover, Recycle, Reuse
Environmentally Responsible Products and Processes	Safety

For the 2015 annual bonus year, the Compensation Committee added a third performance measure, the Company’s Change in Net Debt, which provided certain liquidity goals for management. The weighting of the performance measures in 2015 was 40% EBITDA, 40% sustainable development goals and 20% Change in Net Debt. Payment of the sustainable development component, however, was contingent on EBITDA threshold, which was not met. Accordingly, our named executive officers were paid only the portion of the annual bonus opportunity attributable to Net Debt, which was as follows:

Named Executive Officer	Target Bonus Opportunity(1)	Total Bonus Earned
Jenniffer D. Deckard	100%	$139,500
Christopher L. Nagel	100%	$0
Mark E. Barrus(2)	45%	$33,000
Joseph D. Fodo	75%	$72,100
Gerald L. Clancey	75%	$74,000
Van T. Smith	75%	$0
George W. Magaud	75%	$66,800

(1)	Level of achievement of Net Debt component was over 100% which translated into our named executive officers earning approximately 30% of the target bonus opportunity.

(2)	For Mr. Barrus, management recommended and the Compensation Committee approved a one-time discretionary bonus payment of $35,000 to reflect the substantial increase in his duties as the interim CFO of a publicly traded company.

For the 2016 annual bonus year, the Compensation Committee replaced the performance measure involving the Company’s Change in Net Debt to a cash-on-hand performance measure consistent with the liquidity goals for management. The weighting of the performance measures in 2016 will be 40% EBITDA, 40% cash-on-hand and 20% sustainable development goals, with payments in connection with the achievement of both cash-on-hand and sustainable development goals capped at 100% of each objective.

Equity Compensation

The Company uses equity incentive awards available under the 2014 Long-Term Incentive Plan to retain executives and other key employees and achieve the following additional goals:

•	to reward past performance;

•	to incentivize future performance (both short-term and long-term);

•	to align executives’ long-term interest with that of the stockholders;

•	to enhance the longer-term performance and profitability of the Company; and

•	to facilitate share ownership for our executives.

The Company’s current intention is to achieve these goals by making annual awards to the Company’s executive officers and other key employees, using a combination of stock options and stock settled RSUs.

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Stock Options. Stock option awards are intended to retain and reward executives for stock performance and achievement of specified performance goals. Stock options are granted with an exercise price of no less than the fair market value of our Common Stock as of the date of grant and have a ten-year term. The options fully vest on the fifth anniversary of the grant date, but one-third of the option may accelerate in vesting each year of the period if annual/cumulative performance goals are met, based on EBITDA targets. If the performance goals are not met, then the options will fully vest at the end of the five-year period as long as the executive is an employee of the Company. Due to the introduction of PSUs (as described below), the stock options granted in 2016 will not include performance goals that result in accelerated vesting and will vest ratably over three years.

RSUs. Awards of RSUs also help the Company in retaining and rewarding our named executive officers. Each RSU entitles the holder to receive one share of our Common Stock upon the unit’s vesting. The RSUs will fully vest on the sixth anniversary of the grant date. If certain cumulative EBITDA targets are achieved by year four or year five, then the RSUs will accelerate and fully vest upon such achievement. Due to the introduction of PSUs (as described below), the RSUs granted in 2016 will not include performance goals that result in accelerated vesting and will vest ratably over four years.

Omnibus Amendments to Stock Option and RSU Agreements.

The Compensation Committee also approved omnibus amendments to outstanding stock option agreements and RSU agreements granted under the Company’s 2014 Long-Term Incentive Plan. After a review of the terms of the Company’s equity awards in light of general market practices, the Compensation Committee amended the outstanding award agreements to further align them with the market.

The stock option agreements were amended to provide the options will continue to vest following the optionholder’s retirement (which is a voluntary termination of employment after attaining age 55 and providing at least 10 years of service). If an optionholder retires, he or she will be able to exercise the option for the remaining original term of the option. In addition, under the omnibus amendment, if an optionholder dies or becomes disabled, any portion of the option that would have vested during the one-year period following such death or disability will vest and become exercisable.

PSUs. In 2015, the Compensation Committee determined that it would add PSUs to the mix of equity awards granted in 2016. The PSUs will be measured and earned on three years of performance, cliff vest after the end of the performance period, vest based on the level of achievement, and be payable in unrestricted stock after completion of the performance period. Each vested PSU will entitle the grantee to receive one share of our Common Stock.

Timing of Equity Grants

Pursuant to a policy adopted by the Compensation Committee in 2015, the effective grant date for annual grants of equity-based awards to existing officers, employees and consultants will be made on March 1st of each year. Grants of equity-based awards to new hires or for promotions, retention or purposes other than annual or other broad-based Company-wide grants shall be approved at regularly scheduled meetings of the Compensation Committee, which are typically set at least 9 months in advance. The grant date of new-hire, promotion or other awards shall be (i) the date the award is approved by the Compensation Committee or (ii), to the extent an award has been granted pursuant to the authority delegated to the CEO, the 10th day of the month following the month during which the recipient’s employment, promotion or recognition commenced, as applicable. All stock option awards to named executive officers are granted with an exercise price equal to the fair market value of the underlying Common Stock on the date of grant. The Compensation Committee does not grant equity compensation awards in anticipation of the release of material nonpublic information. Similarly, we do not time the release of material nonpublic information based on equity award grant dates.

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Executive Change in Control Severance Plan

The Compensation Committee adopted and approved an Executive Change in Control Severance Plan, effective as of January 1, 2016 (which we refer to as the “CIC Plan”), as part of its ongoing review of the Company’s executive compensation program and to continue aligning the Company’s compensation program with market practices for a publicly held corporation. Executives selected by the Compensation Committee will be eligible to participate in the CIC Plan, which includes each of our named executive officers other than Messrs. Barrus, Nagel and Smith. The Compensation Committee adopted the CIC Plan to reflect market practice, create consistency across the Company’s compensation arrangements and formalize a severance policy for a group of the Company’s executives. Generally, the CIC Plan provides that a participant would receive a severance payment equal to two times (or three times in the case of Ms. Deckard) his or her base salary and annual bonus target plus a prorated annual bonus based on target level achievement if the Company (or its successor) terminates his or her employment without cause, or he or she terminates employment for good reason, within a two-year period following a change in control of the Company. The material terms of the CIC Plan are provided in the section titled “Other Potential Post-Employment Compensation” below.

Stock Ownership Guidelines for Executive Officers

We adopted stock ownership guidelines for our executive officers in September 2015. Under the stock ownership guidelines, certain executive officers are required to maintain the following minimum equity stakes:

•	for our CEO and President, Common Stock equivalent to six times annual base salary;

•	for our Executive Vice Presidents and those other executive officers who are subject to the requirements of Section 16 of the Securities Exchange Act of 1934, as amended, Common Stock equivalent to two times annual base salary.

Executives are expected to achieve targets within five years of the later of the date of the adoption of the stock ownership guidelines or the date of assuming their positions. Each of our executive officers met the stock ownership guidelines as of December 31, 2015, or is within the grace period provided by the stock ownership guidelines to achieve compliance.

Other Benefits

Our named executive officers participate in various employee benefit plans that are generally available to all employees and on the same terms and conditions as with respect to other similarly situated employees. These include normal and customary programs for life insurance, health insurance, prescription drug insurance, dental insurance, short and long term disability insurance and matching gifts for charitable contributions. While these benefits are considered to be an important and appropriate employment benefit for all employees, they are not considered to be a material component of a named executive officer’s annual compensation program. Because the named executive officers receive these benefits on the same basis as other employees, these benefits are not established or determined by the Compensation Committee separately for each named executive officer as part of the named executive officer’s annual compensation package.

Executive Perquisites

We previously provided minimal perquisites to our named executive officers, which included a car allowance and club dues. Details regarding these perquisites and the value of all such benefits provided during 2015 are available in the notes to the column of the Summary Compensation Table entitled “All Other Compensation.”

Retirement Plans

We currently maintain a retirement plan intended to provide benefits under Section 401(k) of the Internal Revenue Code (the “Code”) where employees, including our named executive officers, are allowed to contribute portions of their base compensation and bonus payments to a tax-qualified retirement account. In 2015, we also maintained a defined contribution profit sharing plan for the benefit of all of our employees as well as a separate retirement restoration plan, which provides employees with non-qualified deferred compensation benefits that restore benefits that are reduced under our 401(K) Plan due to limitations imposed under the Internal Revenue Code (the “Code”). See “Additional Narrative Disclosure – Retirement Benefits” for more information.

Tax Considerations

In the course of fulfilling its responsibilities, the Compensation Committee routinely reviews the impact of Section 162(m) of the Code, which disallows a tax deduction for certain compensation paid in excess of $1,000,000 to the CEO and the next three highest paid executive officers of the Company, excluding the CFO. The regulations under Section 162(m), however, except from this $1,000,000 limit various forms of compensation, including “performance-based” compensation. Although the Compensation Committee considers the impact of Section 162(m) when administering the Company’s compensation programs, the Compensation Committee does not make decisions regarding executive compensation solely based on the expected tax treatment of such compensation.

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

In order to maintain flexibility in designing compensation programs that retain key leaders, reward past performance, incentivize strong future performance and align executives’ long-term interests with stockholders, the Compensation Committee may deem it appropriate at times to forgo Section 162(m) qualified awards in favor of awards that may not be fully tax-deductible.

Anti-Hedging and Anti-Pledging Policy

We prohibit our Directors and executive officers from hedging their ownership of our Common Stock, including trading in options, puts, calls, or other derivative instruments related to our Common Stock or debt. Directors and executive officers are prohibited from purchasing our Common Stock on margin, while borrowing against our Common Stock held in a margin account or pledging our Common Stock as collateral for a loan is strongly discouraged, subject to various limitations and requires pre-clearance from our General Counsel. This policy helps to assure that our named executive officers and other senior officers remain subject to the risks, as well as the rewards, of stock ownership.

REPORT OF THE COMPENSATION COMMITTEE

Report of the Compensation Committee

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the Company’s management and legal counsel. Based on that review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and in the Company’s definitive Proxy Statement prepared in connection with its 2016 Annual Meeting of Stockholders.

COMPENSATION COMMITTEE

William P. Kelly, Chairman

Stephen J. Hadden

Matthew F. LeBaron

EXECUTIVE COMPENSATION – TABULAR DISCLOSURE

Summary Compensation Table

The following table sets forth compensation information for our named executive officers.

Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(3)(4)	Option Awards ($)(3)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)
Jenniffer D. Deckard, CEO	2015	450,000		72,406	192,720	140,845		38,857	894,828
	2014	396,824		57,544	285,957	580,744	24,034	70,245	1,415,348
	2013	360,504			473,050	173,490		39,909	1,046,953
Christpher L. Nagel, former CFO (1)	2015	289,154		79,647	211,992	1,080		52,208	634,081
	2014	337,203	225,000	95,461	476,595	406,108	345	69,774	1,610,486
	2013	318,264			473,050	153,321		28,641	973,276
Mark E. Barrus, interim CFO (2)	2015	235,992	35,000	45,916	122,640	34,345		25,879	499,772
Joseph D. Fodo, EVP	2015	310,008		72,406	192,720	73,445		26,889	675,468
	2014	295,830		57,544	285,957	324,714	13,803	53,880	1,031,728
	2013	275,832			473,050	133,053		39,362	921,297
Gerald L. Clancey, EVP	2015	316,672		72,406	192,720	75,345		37,015	694,158
	2014	288,758		57,544	285,957	316,939	9,901	56,654	1,015,753
Van T. Smith, former EVP	2015	266,672		79,647	211,992	1,345		261,017	820,673
	2014	288,758	175,000	95,461	476,595	316,939	1,729	56,304	1,410,786
George W. Magaud, EVP	2015	284,995		88,689	354,780	67,835		31,267	827,565

(1)	Mr. Nagel served as our CFO throughout 2015 until he resigned in October to pursue another career opportunity. The 2015 salary figure for Mr. Nagel relates to the period January 1, 2015 through the effective date of his resignation in October.

(2)	The 2015 compensation figures for Mr. Barrus relate to his compensation in all capacities with us during 2015, including $30,000 additional base salary and a one-time discretionary bonus of $35,000 for his increased responsibilities as our interim CFO beginning in October 2015. Because Messrs. Barrus and Magaud were included as named executive officers for the first time this year, the SEC does not require disclosure of their compensation prior to 2015.

(3)	The dollar value of RSUs and stock options set forth in these columns is equal to the fair market value as of the date of the respective grant calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation (FASB ASC Topic 718). The options granted to our named executive officers on May 15, 2015 had a fair market value of $4.38 per share, based on Black-Scholes option pricing model for options. See Note 15 to the Consolidated Financial Statements contained in our 2015 Annual Report for an explanation of the assumptions made in valuing these awards. The fair value of the RSU awards was computed based on the $7.17 and $8.83 per share closing market price of our Common Stock on the NYSE on February 25, 2015 and May 15, 2015, respectively.

(4)	Information regarding the non-qualified stock options and RSUs granted to our named executive officers in 2015 is set forth in the Grants of Plan-Based Awards for Fiscal 2015 table. The Grants of Plan-Based Awards for Fiscal 2015 table also sets forth the aggregate grant date fair value of the non-qualified stock options and RSUs granted during fiscal 2015 computed in accordance with ASC 718. Non-qualified stock options and RSUs are subject to risk of forfeiture.

(5)	Reflects amounts earned for services performed in each of 2013, 2014 and 2015 pursuant to our annual cash incentive program (referred to as our STIP), which amounts were paid during the first quarter of 2013, 2014 and 2015, respectively. This amount also includes a safety bonus payment received by each named executive officer for 2015, which is paid on a monthly basis. Each of our named executive officers received a safety bonus payment of $1,315 in 2013, $1,305 in 2014 and $1,345 in 2015, except for Mr. Nagel who received $1,080 and Mr. Magaud who received $1,035 who each received lesser amounts due to length of service.

(6)	This column shows above-market earnings on deferred compensation.

(7)	All Other Compensation includes Company contributions to the 401(k) plan, life insurance premiums, automobile allowances, club dues, periodic executive physical examinations and charitable matching programs, and, for Mr. Smith, a lump-sum severance payment.

EXECUTIVE COMPENSATION – TABULAR DISCLOSURE (CONTINUED)

Grants of Plan Based Awards in Fiscal Year 2015

The following table provides information about equity and non-equity awards granted to our named executive officers in 2015.

Grants of Plan Based Awards for Fiscal Year 2015
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)(2)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)(3)			All Other Stock Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/sh)
Name and Principal Position	Type(1)	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum			Grant Date Fair Value of Stock and Option Awards ($)(4)
Jenniffer D. Deckard, CEO	RSU	5/15/2015					8,200				$72,406
	Options	5/15/2015							44,000	$8.83	$192,720
	STIP	n/a		$450,000
Christpher L. Nagel, former CFO	RSU	5/15/2015					9,020				$79,647
	Options	5/15/2015							48,400	$8.83	$211,992
	STIP	n/a		$360,000
Mark E. Barrus, interim CFO	RSU	5/15/2015					5,200				$45,916
	Options	5/15/2015							28,000	$8.83	$122,640
	STIP	n/a
Joseph D. Fodo, EVP	RSU	5/15/2015					8,200				$72,406
	Options	5/15/2015							44,000	$8.83	$192,720
	STIP	n/a		$232,500
Gerald L. Clancey, EVP	RSU	5/15/2015					8,200				$72,406
	Options	5/15/2015							44,000	$8.83	$192,720
	STIP	n/a		$247,500
Van T. Smith, former EVP	RSU	5/15/2015					9,020				$79,647
	Options	5/15/2015							48,400	$8.83	$211,992
	STIP	n/a		$232,500
George W. Magaud, EVP	RSU	5/15/2015					6,232				$55,029
	Options	5/15/2015							33,400	$8.83	$146,292
	RSU	2/25/2015					5,100				$33,660
	Options	2/25/2015							47,600	$7.17	$208,488
	STIP	n/a		$228,750

(1)	For a better understanding of this table, we have included a column identifying the type of each plan based award. Pursuant to our 2014 Long Term Incentive Plan, STIP amounts represent our non-equity incentive plan bonus opportunities for 2015, while Option (stock options) and RSU amounts represent grants made in 2015.

(2)	Amounts represent cash incentive bonus opportunities for 2015 under our 2014 Long Term Incentive Plan. There are no threshold or maximum amounts for such payments. Target awards for 2015 are expressed as a specified percentage of an individual’s salary. The targeted opportunity represents the targeted annual bonus based on benchmarking of the named executives’ compensation. For more information on STIP payments made in 2015, see the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table and the general description in the “Compensation Discussion & Analysis” section.

(3)	Represents the number of stock options and RSUs granted during 2015 pursuant to our 2014 Long Term Incentive Plan. The stock options fully vest on the fifth anniversary of the grant date, but one-third of the option may vest each year of the period if annual/cumulative performance goals are met, based on EBITDA targets.

(4)	The amounts in this column represent the grant date fair value of 2015 equity awards of stock options and RSUs, determined in accordance with FASB ASC Topic 718. See Note 15 of our Consolidated Financial Statements contains in our Annual Report on Form 10-K for the year ended December 31, 2015. As so calculated, the options granted to our named executive officers on May 15, 2015 had a fair market value of $4.38 per share. The fair value of the RSUs granted on February 25, 2015 and May 15, 2015, respectively, was computed based on the $7.17 and $8.83 per share, closing market price of our Common Stock on the NYSE on each respective date.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Salary. Salaries paid to our named executive officers are set forth in the Summary Compensation Table.

Annual Bonus. Annual bonuses paid to our named executive officers are set forth in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

EXECUTIVE COMPENSATION – TABULAR DISCLOSURE (CONTINUED)

Safety Bonus. Our named executive officers are eligible for a safety bonus payment of up to $1,800 per year. Such bonus payments are payable in equal monthly installments and calculated based on three equally weighted categories: (i) individual safety, (ii) facility safety, and (iii) overall safety record of the Company. Each monthly installment is decreased if an incident/accident occurs. The amount of the decrease is dependent on how many of the aforementioned categories are applicable to the accident, with each category reducing the payment by one-third. Safety bonuses paid to our named executive officers are set forth in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

Stock Awards. The amounts in the “Stock Awards” column of the “Grants of Plan-Based Awards for Fiscal 2015” table consist of RSUs granted under our 2014 Long Term Incentive Plan. These grants are described in further detail under the heading “Compensation Discussion and Analysis – Equity Compensation.” The amounts included in the “Stock Awards” column of the Summary Compensation Table represent the grant date fair value of grants made in accordance with ASC 718.

Option Awards. Pursuant to our 2014 Long Term Incentive Plan, we awarded non-qualified stock options to our named executive officers. The stock options granted to our named executive officers are set forth in the table “Grants of Plan-Based Awards for Fiscal 2015.” These grants are described in further detail under the heading “Compensation Discussion and Analysis – Equity Compensation – Stock Options.” The amounts included in the “Option Awards” column of the Summary Compensation Table represent the grant date fair value of grants made in accordance with ASC 718.

Non-Equity Incentive Plan Compensation. The non-equity incentive plan compensation set forth in the Summary Compensation Table reflects annual cash incentive compensation under our 2014 Long Term Incentive Plan. Annual cash incentive compensation is earned based upon the achievement of performance objectives as described under the heading “Compensation Discussion and Analysis – Annual Cash Incentive Compensation.”

Retirement Plans

The Company currently maintains two defined benefit pension plans, but our named executive officers are not eligible to participate in such plans. Additionally, the Company maintains a retirement plan intended to provide benefits under Section 401(k) of the Code, which allows employees, including our named executive officers, to contribute portions of their base compensation and bonus payments to a tax-qualified retirement account. In 2015, the Company provided matching contributions equal to 50% of the first 5% of employees’ eligible compensation contributed to the 401(k) Plan. Amounts deposited in our 401(k) Plan, including matching amounts, are fully vested upon deposit. Because of their higher compensation levels, our named executive officers are generally prevented from receiving what would otherwise be their full employer match under the 401(k) Plan. Once the full employer match allowable under the 401(k) Plan has been made, the remainder of the match is contributed on behalf of the executive to the supplemental executive retirement plan (if the executive elected to participate in that plan).

In 2015, the Company also maintained and contributed to a defined contribution stock bonus plan on behalf of all eligible employees, including our named executive officers. The Compensation Committee held discretion over the annual contribution rate, which was consistent for every eligible participant, and such amounts were subject to the limits established in the Code. In connection with the initial public offering, the Company merged the stock bonus plan with the 401(k) Plan, effective as of January 1, 2015, and all accounts transferred from the stock bonus plan to the 401(k) Plan. In connection with the merger of the plans, participants in the 401(k) Plan were allocated shares of the Company’s Common Stock that was transferred from the stock bonus plan into an employer stock fund provided under the 401(k) Plan.

Additionally, under the Company’s supplemental executive retirement plan, certain employees, including the named executive officers, may elect to defer up to 15% of their base compensation and bonus compensation. The deferral amount under such plan is equal to the base compensation and bonus deferral elected by the employee minus salary and bonus deferrals credited to their 401(k) Plan. The Company provides contributions under this plan equal to the excess of the full contribution that would have been made to the 401(k) Plan, if not for the limitations under the Code, over what was actually contributed to the 401(k) plan. Any amount that would have been contributed under the 401(k) plan but could not be contributed due to limitations under the Code, and is instead contributed to the supplemental executive retirement plan on the named executive officers behalf, is fully vested on deposit.

All Other Compensation. All other compensation of our named executive officers is set forth in the Summary Compensation Table and described in detail in footnote 3 of the table. These benefits are discussed in further detail under the heading “Compensation Discussion and Analysis – Perks and Other Benefits.”

Additional Information. We have provided additional information regarding the compensation we pay to our named executive officers under the headings “Compensation Discussion and Analysis” and “Other Potential Post-Employment Compensation.”

EXECUTIVE COMPENSATION – TABULAR DISCLOSURE (CONTINUED)

Outstanding Equity Awards at Fiscal Year-End for 2015

The following table provides information on the holdings of non-qualified stock options and RSUs by the named executive officers at December 31, 2015.

Outstanding Equity Awards at 2015 Fiscal-Year End
		Option Awards				Stock Awards
Name and Principal Position	Grant Date(1)	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)(3)	Market Value of Shares of Units that Have Not Vested ($)**
Jenniffer D. Deckard, CEO	10/8/2009	333,812		$1.43	10/8/2019
	12/7/2010	51,000	51,000	$3.57	12/7/2020
	12/10/2013	17,000	68,000	$10.46	12/10/2023
	10/2/2014	11,900	23,800	$16.00	10/2/2024
	10/9/2014					4,386	$10,307
	5/15/2015		44,000	$8.83	5/15/2025	8,200	$19,270
Christopher L. Nagel, former CFO (4)	5/31/2011	181,356	51,000	$5.68	5/31/2021
	12/10/2013	17,000	68,000	$10.46	12/10/2023
	10/2/2014	19,833	39,667	$16.00	10/2/2024
	10/9/2014					7,276	$17,099
	5/15/2015		48,400	$4.38	5/15/2025	9,020	$21,197
Mark E. Barrus, interim CFO	3/31/2014	28,900	115,600	$11.15	3/31/2024
	10/2/2014	9,326	18,656	$16.00	10/2/2024
	10/9/2014					3,434	$8,070
	5/15/2015		28,000	$8.83	5/15/2025	5,200	$12,220
Joseph D. Fodo, EVP	6/1/2007	642,294		$1.43	6/1/2017
	5/1/2008	850,000		$1.43	5/1/2018
	10/8/2009	510,000		$1.43	10/8/2019
	12/7/2010	204,000	51,000	$3.57	12/7/2020
	12/10/2013	17,000	68,000	$10.46	12/10/2023
	10/2/2014	11,900	23,800	$16.00	10/2/2024
	10/9/2014					4,386	$10,307
	5/15/2015		44,000	$8.83	5/15/2025	8,200	$19,270
Gerald L. Clancey, EVP	10/8/2009	374,000		$1.43	10/8/2019
	12/7/2010	204,000	51,000	$3.57	12/7/2020
	12/10/2013	17,000	68,000	$10.46	12/10/2023
	10/2/2014	11,900	23,800	$16.00	10/2/2024
	10/9/2014					4,386	$10,307
	5/15/2015		44,000	$8.83		8,200	$19,270
Van T. Smith, former EVP (4)	12/7/2010	47,600	47,600	$3.57	12/7/2020
	12/10/2013	3,400	10,200	$10.46	12/10/2023
	12/10/2013	17,000	68,000	$10.46	12/10/2023
	10/2/2014		39,667	$16.00	10/2/2024
	10/9/2014					7,276	$17,099
	5/15/2015		48,400	$8.83	5/15/2025	9,020	$21,197
George W. Magaud, EVP	2/25/2015		47,600	$7.17	2/25/2025	5,100	$11,985
	5/15/2015		33,440	$8.83	5/15/2025	6,232	$14,645

(1)	For a better understanding of this table, we have included an additional column showing the grant dates of stock options and RSUs.

(2)	2014 Plan. The RSUs fully vest on the sixth anniversary of the grant date. If certain cumulative EBITDA targets are achieved by year four or five, then the RSUs will fully vest upon such achievement. The stock options fully vest on the fifth anniversary of the grant date, but one-third of the option may vest each year of the period if annual/cumulative performance goals are met, based on EBITDA targets.

2010 Plan. The option awards granted under the 2010 Plan and will be fully vested and exercisable on the seventh anniversary of the grant date, provided that the named executive officers continue to provide services to us through that date. However, if EBITDA for the year equals or exceeds the annual or cumulative target enumerated in the option agreement, all or a portion of the option may become exercisable prior to the seven year anniversary.

2006 Plan. All option awards granted under the 2006 Plan are fully vested.

(3)	Market value of Common Stock reported in this column was calculated by multiplying $2.35, the closing market price of the Company’s Common Stock on December 31, 2015, the last business day of fiscal 2015, by the number of RSUs.

(4)	As a result of their departure in 2015, pursuant to the underlying award agreements, outstanding equity awards for Messrs. Nagel and Smith immediately cancelled and forfeited to the extent not vested or exercised, as applicable, within the three month period following the date of separation.

EXECUTIVE COMPENSATION – TABULAR DISCLOSURE (CONTINUED)

Option Exercises and Stock Vested During Fiscal 2015

Our named executive officers did not affect any stock option exercises during fiscal 2015.

Nonqualified Deferred Compensation for Fiscal 2015

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(1)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Jenniffer D. Deckard	$20,692	$24,390	$(5,567)	$—	$422,839
Christopher L. Nagel	$—	$35,803	$(532)	$—	$40,427
Mark E. Barrus	$—	$—	$—	$—	$—
Joseph D. Fodo	$—	$13,274	$(2,971)	$—	$225,696
Gerald L. Clancey	$12,745	$11,935	$(2,379)	$—	$180,733
Van T. Smith	$—	$24,752	$(761)	$—	$57,816
George W. Magaud	$—	$—	$—	$—	$—

(1)	The amounts set forth in the Executive Contributions in last FYE column for Ms. Deckard and Mr. Clancey represent the deferral of a portion of their respective base salaries earned in 2015. The base salary amounts are also included in the Salary column of the Summary Compensation Table for 2015.

(2)	Employer contributions deposited in 2015 were earned in the 2014 plan year.

(3)	December 2015 long term Applicable Federal Rate, compounded monthly, was 3.09%. The 2014 Plan earnings was -1.31%. There is no excess for 2015.

The preceding table provides information on the non-qualified deferred compensation of the named executive officers in 2015. Participants in our supplemental executive retirement plan, including the named executive officers, may defer up to 15% of their base salary and bonus compensation.

The deferral amount under such plan is equal to the base compensation and bonus deferral elected by the employee minus salary and bonus deferrals credited to their 401(k) Plan. We provide contributions under this plan, as well, equal to the excess, if any, of the full intended stock bonus contribution, without regard to limitations under the Internal Revenue Code (the “Code”), and the actual stock bonus contribution credited to the named executive officer’s stock bonus plan account. Any amount that would have been contributed under the 401(k) Plan but could not be contributed due to limitations under the Code, and is instead contributed to the supplemental executive retirement plan on the named executive officer’s behalf, is fully vested on deposit.

Other Potential Post-Employment Compensation

The following table illustrates the amounts our named executive officers would have received if a change in control occurred as of December 31, 2015 and our Compensation Committee used its discretion to accelerate the vesting of any outstanding stock options or RSUs held by the executives as of that date. The estimates are considered forward-looking information that falls within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may differ materially. Factors that could affect these amounts include the timing during the year of such change in control and the amount of future non-equity incentive compensation. Please see “Forward-Looking Statements.”

Name	Value of Accelerated Stock Options upon a Change in Control ($)(1)	Value of Accelerated Restricted Stock Units upon a Change in Control ($)(2)	Total Value($)
Jenniffer D. Deckard	—	$29,577	$29,577
Christopher L. Nagel	—	$38,296	$38,296
Mark E. Barrus	—	$20,290	$20,290
Joseph D. Fodo	—	$29,577	$29,577
Gerald L. Clancey	—	$29,577	$29,577
Van T. Smith	—	$38,296	$38,296
George W. Magaud	—	$26,630	$26,630

EXECUTIVE COMPENSATION – TABULAR DISCLOSURE (CONTINUED)

(1)	Represents the value of accelerating all unvested stock options held by the executive and granted under the 2014 Long Term incentive Plan and the 2010 Stock Option Plan. The amount is based on the spread between our stock price as of December 31, 2015 and the stock options’ respective exercise prices.

(2)	Represents the value of accelerating all unvested RSUs held by the executive and granted under the 2014 Long Term Incentive Plan. The amount is based on our Common Stock’s price as of December 31, 2015.

Executive Change in Control Severance Plan

Effective January 1, 2016, our Board of Directors adopted a CIC Plan providing certain benefits if a named executive officer (other than Messrs. Barrus, Nagel and Smith) experiences a separation from service as a result of an involuntary termination of employment without cause or resignation for good reason (as each term is defined in the CIC Plan), in either case within (i) 24 months immediately following a change in control of the Company (as defined in the CIC Plan) or (ii) the 60-day period before a change in control. If such events occur and a participant has signed a general release of claims in favor of the Company and a non-competition/non-solicit agreement with the Company, the CIC Plan provides the following benefits to such participant:

•	a lump sum payment equal to two times (three times in the case of Ms. Deckard) the sum of (i) the named executive officer’s base salary as of the termination date (or, if greater, salary in effect on the first occurrence of the change in control) and (ii) the named executive officer’s target annual cash bonus for the year in which the termination occurs (or, if greater, in effect as of the occurrence of the change in control);

•	a prorated annual bonus that the named executive officer would have earned for the entire fiscal year in which the termination of employment occurs at target level based on the number of days the named executive officer was employed during the year; and

•	an additional lump sum payment equal to the projected cost of the continuation of group health insurance coverage for the participant and the named executive officer’s eligible dependents pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”).

If the severance payments under the CIC Plan would trigger an excise tax under Sections 280G and 4999 of the Code, the severance payments would be reduced to a level at which the excise tax is not triggered, unless the named executive officer would receive a greater amount without such reduction after taking into account the excise tax and other federal and state taxes.

The CIC Plan has an initial term of three years and will renew for additional one-year periods unless terminated by the Company. The CIC Plan may not, however, be terminated or expire during the two-year period following a change in control.

Employment Agreements

None of our named executive officers has entered into an employment agreement with the Company or any affiliate that provides for severance or change in control benefits.

Separation Agreement

On August 28, 2015, we announced that Van T. Smith became employed by the Company in an expert advisory role in place of his former role as an Executive Vice President of the Company, effective September 1, 2015. The Company entered into a separation agreement, effective as of December 31, 2015 (the “Separation Agreement”) with Mr. Smith. Among its terms, the Separation Agreement provides that Mr. Smith will receive severance benefits including (i) a lump sum severance payment of $230,000; (ii) five equal installment payments of $50,000 on April 1, 2016, July 1, 2016, October 3, 2016, January 6, 2017 and March 31, 2017; (iii) to the extent vested and exercisable as of the date of separation, Mr. Smith may exercise outstanding stock options until the earlier of (a) the end of the three-month period following the date of separation or (b) the expiration date of such stock options; and (iv) continuation of health insurance coverage under COBRA for up to 15 months, so long as Mr. Smith timely elects coverage and otherwise complies with the conditions of continuation. The Separation Agreement also contains non-competition, non-solicitation, and non-disparagement provisions and a release of claims.

Equity Awards – Termination of Employment

As summarized above in “Outstanding Equity Awards at Fiscal Year-End for 2015,” certain named executive officers have been granted stock options under our 2006 Long Term Incentive Plan, our 2010 Stock Option Plan and our 2014 Long Term Incentive Plan, which we refer to collectively as the “Equity Plans,” and RSUs under our 2014 Long Term Incentive Plan.

Pursuant to the applicable award agreement, and except as provided below, our named executive officers will generally forfeit any stock option granted under any of the Equity Plans that is not vested and exercisable as of the date they cease performing services for us, for any reason. If the named executive officer’s employment is terminated for cause (as defined in the applicable

EXECUTIVE COMPENSATION – TABULAR DISCLOSURE (CONTINUED)

plan or award agreement) then the executive will forfeit any outstanding stock options, whether vested or unvested, as of the date of his or her termination of employment. The named executive officer or his or her beneficiary, as applicable, will generally be able to exercise all outstanding and vested stock options until the earlier of (i) the expiration of the option term and (ii) (a) the 12 month anniversary of the executive’s termination of employment due to death or disability (as defined in the applicable plan) or (b) the three month anniversary of the date of termination for any reason other than cause, death, or disability. Pursuant to the Omnibus Amendments (as described in the section titled “Compensation Discussion and Analysis” above), stock options granted under the 2014 LTIP will continue to vest following the named executive officer’s retirement (which is a voluntary termination of employment after attaining age 55 and providing at least 10 years of service). If a named executive officer retires, he or she will be able to exercise the option for the remaining original term of the option. In addition, under the Omnibus Amendments, if a named executive officer dies or becomes disabled, any portion of the option that would have vested during the one-year period following such death or disability will vest and become exercisable.

Generally, any unvested RSU granted under the 2014 Long Term Incentive Plan and held by a named executive officer will be automatically forfeited upon a termination of employment. However, under the Omnibus Amendments (as described in the section titled “Compensation Discussion and Analysis” above), if a named executive officer retires, any RSUs that would have vested during the one-year period following his or her retirement will continue to vest and pay out as if he or she remained employed until the vesting date. In addition, if the grantee dies or becomes disabled, any RSUs that would have vested during the one-year period following such death or disability will vest and pay out within 45 days of such death or disability.

Equity Awards – Change in Control

2014 Long Term Incentive Plan

Upon a change in control (as defined in the 2014 Long Term Incentive Plan) the Compensation Committee may do one of the following with respect to RSUs and/or stock options granted under the 2014 Long Term Incentive Plan: (i) accelerate the time at which stock options may be exercised so that stock options may be exercised in full for a limited period of time on or before a specified date (before or after the change in control), after which specified date all unexercised options will terminate; (ii) require the mandatory surrender to the company by selected holders of some or all of the outstanding awards held by such holders (irrespective of whether such awards are then vested or exercisable) as of a date, before or after such change in control, in which event the Compensation Committee will cancel the surrendered awards in exchange for, in the case of vested RSUs, a cash payment equal to the per share purchase price paid in connection with the change in control event or, in the case of vested stock options, the difference between the per share purchase price and the exercise price of the stock option; (iii) provide for the assumption or substitution or continuation of awards by the successor company or a parent or subsidiary of the successor company; or (iv) make such adjustments to outstanding awards as the Compensation Committee deems appropriate to reflect the change in control.

2010 Stock Option Plan

The 2010 Stock Option Plan provides that, in the event of a change in control (defined as a “Transaction” in the plan), we may, in our sole discretion and without the consent of the participants, provide for (i) the assumption of the 2010 Plan by the surviving company, (ii) substitute new options at the surviving company with substantially the same terms for options in us, (iii) require the exercise of outstanding options and terminate all unexercised or unexercisable options, or (iv) settle outstanding vested stock options in cash or equity and cancel all such stock options. Unless otherwise provided in the option agreement or another agreement between the individual and us, the plan provides that, in the event a payment or right accruing to the recipient would constitute a “parachute payment” (as defined in Section 280G of the Code and the regulations issued thereunder), such payment or right will be reduced to the largest amount or greatest right that will result in no portion of the amount payable or right accruing under the plan to be subject to an excise tax under Section 4999 of the Code or being disallowed as a deduction under Section 280G of the Code.

2006 Long Term Incentive Plan

All options granted under the 2006 Long Term Incentive Plan are fully vested. Accordingly, no accelerated vesting would occur upon a change in control transaction.

ANNUAL BONUS AWARDS

Our named executive officers forfeit their annual bonuses if their employment terminates for any reason prior to the end of the performance period. In addition, the annual bonuses do not accelerate upon a change in control or automatically pay out if a named executive officer’s employment is terminated after the change in control.

DIRECTOR COMPENSATION

Director Compensation for Fiscal 2015

The following table sets forth information regarding the compensation of our Directors for fiscal 2015. Jenniffer D. Deckard, our CEO, does not receive any additional compensation for her service as a Director.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
William E. Conway	$72,500	$62,500				$5,147	(3)	$140,147
Michael G. Fisch	$—	$—						$—
Charles D. Fowler	$72,500	$62,500						$135,000
Stephen J. Hadden	$62,500	$62,500						$125,000
Michael C. Kearney	$62,500	$62,500						$125,000
William P. Kelly	$72,500	$62,500						$135,000
Matthew F. LeBaron	$—	$—						$—
Michael E. Sand	$—	$—						$—
Lawrence N. Schultz	$77,500	$62,500						$140,000

(1)	Messrs. Fisch, LeBaron and Sand, did not receive any compensation from us for their service on our Board in 2015 as a result of their employment with American Securities.

(2)	The amounts set forth in this column reflect the fair market value of RSUs granted during fiscal 2015 under the 2014 Long Term Incentive Plan. The unvested number of RSUs held by Directors under the 2014 Long Term Incentive Plan at December 31, 2015 was as follows: Mr. Conway (10,138), Mr. Fowler (10,138), Mr. Hadden (7,078), Mr. Kearney (7,078), Mr. Kelly (10,138), Mr. Schultz (10,138).

(3)	Represents amounts reimbursed for professional club dues.

Following the closing of our initial public offering, effective January 1, 2015, we implemented a director compensation program to reflect the time and responsibility that being the director of a publicly traded company entails. Under this program, Directors who are not our employees will receive a combination of cash and RSU grants as compensation for attending meetings of our Board and committees thereof. Compensation will consist of an annual retainer of approximately $62,500 for each non-employee board member. Each non-employee Director will also receive an annual grant of the number of RSUs having a grant date fair value of approximately $62,500, subject to the terms and vesting schedules set forth in the applicable grant documents. Further, non-employee Directors serving as a chairman of the compensation committee, the executive committee and the nominating and governance committee of our Board will receive an additional annual retainer of $10,000. The chair of our audit committee will receive an additional annual retainer of $15,000 and the chair of our Board is entitled to receive an additional annual retainer of $25,000.

RELATED PARTY TRANSACTIONS

RELATED PARTY TRANSACTIONS

The Related Party Transactions Policy of the Board of Directors ensures that the Company’s transactions with certain persons are not inconsistent with the best interests of the Company. A “Related Party Transaction” is a transaction with the Company or a subsidiary of the Company in an amount exceeding $120,000 in which a Related Party has a direct or indirect material interest. A Related Party includes the executive officers, Directors, nominees for Director, and five percent stockholders of the Company, and any immediate family member of such a person. Under the Related Party Transaction Policy, management screens for any potential Related Party Transactions. If management identifies a potential Related Party Transaction, such transaction is brought to the attention of the Audit Committee for its approval, ratification, revision, or rejection in consideration of all of the relevant facts and circumstances. The Audit Committee shall approve each such Related Party Transaction if it is consistent with the Related Party Transaction Policy and is on terms, taken as a whole, which the Audit Committee believes are no less favorable to the Company than could be obtained in an arms’-length transaction with an unrelated third party, unless the Audit Committee otherwise determines that the transaction is not in the best interests of the Company.

American Securities

American Securities is a leading U.S. middle-market private equity firm that currently has over $10 billion of assets under management. In August 2010, affiliated funds managed by American Securities acquired control over ASP FML. As of March 18, 2015, ASP FML owns approximately 44.2% of our outstanding Common Stock.

Stockholders’ Agreement

In connection with the investment in our Common Stock by ASP FML, certain of our stockholders, including ASP FML entered into an amended and restated stockholders’ agreement on April 28, 2009 between certain stockholders and previous equity sponsors. The stockholders’ agreement provided, among other things, that ASP FML was entitled to elect (or cause to be elected) three of our Directors. The stockholders’ agreement was amended and restated (the “Fourth Amended and Restated Stockholders’ Agreement”) and removed ASP FML’s right to elect (or cause to be elected) three of our Directors and to revise certain registration rights.

Registration Rights

Pursuant to the Fourth Amended and Restated Stockholders’ Agreement, we are obligated to register the sale of shares of our Common Stock under certain circumstances.

Demand Rights. Subject to the limitations set forth below, certain major stockholders (or their permitted transferees), including ASP FML, have the right to require us by written notice to prepare and file a registration statement registering the offer and sale of a number of their shares of Common Stock. Generally, we are required to provide notice of a request by such a major stockholder within one business day following the receipt of such demand request to all other such major stockholders, who may, in certain circumstances, participate in the registration.

We are also not obligated to effect any demand registration in which a notice is received within 90 days after the closing of an underwritten offering, during a Company blackout period, or in which the anticipated aggregate offering price included in such offering is less than $50 million. Once we are eligible to effect a registration on Form S-3, any such demand registration may be for a shelf registration statement. Any demand for an underwritten offering pursuant to an effective shelf registration statement shall constitute a demand request subject to the limitations set forth above. We are required to maintain the effectiveness of any such registration statement until the consummation of the distribution by the participating holders.

Piggy-back Rights. If, at any time, subject to certain customary limitations we propose to register an offering of Common Stock (subject to certain exceptions) for our own account or for the account of any third party (including a demand registration), then we must give written notice to all holders who own registrable securities, the gross offering price of which is anticipated to be at least $5 million to allow them to include a specified number of their shares in that registration statement.

Conditions and Limitations; Expenses. These registration rights are subject to certain conditions and limitations, including the right of the underwriters to limit the number of shares to be included in a registration and our right to delay or withdraw a registration statement under certain circumstances. We will generally pay all registration expenses in connection with our obligations under the registration rights agreement, regardless of whether a registration statement is filed or becomes effective.

Other

We employ Daryl Deckard, the husband of our President and CEO Jenniffer D. Deckard, with one of our wholly-owned subsidiaries, Black Lab, LLC. Mr. Deckard has been employed by Black Lab since August, 2005, and became the General Manager in 2012, assuming the responsibilities of the then retiring Vice President and General Manager. He is not an executive

RELATED PARTY TRANSACTIONS (CONTINUED)

officer of the Company. We acquired Black Lab in 2011. In 2015, Mr. Deckard earned less than $175,000 in base salary and bonus, and also received an equity award under our long-term incentive plan. His compensation was established in accordance with our customary employment and compensation practices applicable to employees with equivalent qualifications, experience and responsibilities, and is intentionally below the compensation paid to his peers within the company. This employment relationship was approved by the Audit Committee consistent with our Related Party Transaction Policy.

FORWARD-LOOKING STATEMENTS

Some of the amounts set forth in this Proxy Statement in the disclosure regarding executive and Director compensation are “forward-looking statements” within the meaning of the federal securities laws. These amounts include estimates of future amounts payable under awards, plans and agreements or the present value of such future amounts, as well as the estimated value at December 31, 2015 of awards. Estimating future payments of this nature is necessarily subject to contingencies and uncertainties, many of which are difficult to predict. In order to estimate amounts that may be paid in the future, we had to make assumptions as to a number of variables, which may, and in many cases will, differ from future actual conditions. These variables include the price of our Common Stock, the date of termination of employment, applicable tax rates and other assumptions. In estimating the year-end values of unvested awards, we were required to make certain assumptions about the extent to which the performance or other conditions will be satisfied and, accordingly, the rate at which those awards will ultimately vest and/or payout. Accordingly, amounts and awards paid out in future periods may vary from the related estimates and values set forth in this Proxy Statement.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information concerning shares of our Common Stock authorized or available for issuance under the Company’s equity compensation plans as of December 31, 2015.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)(1)	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)(1)
Equity compensation plans approved by stockholders	—	—	—
Equity compensation plans not approved by stockholders	16,855,886	6.28	14,662,623
Total	16,855,886	6.28	14,662,623

(1)	2014 Plan. Our stockholders adopted the FMSA 2014 Long Term Incentive Plan, effective as of October 1, 2014. As of December 31, 2015, 13,378,783 shares remain available for issuance under the plan and 3,536,362 shares are subject to outstanding stock options or RSUs.

2010 Plan. On December 7, 2010, the Board adopted the FML Holdings, Inc. Stock Option Plan (the “2010 Plan”), for the officers, employees, and consultants of our company and its subsidiaries who performed services for us. Unless earlier terminated, the term of the 2010 Plan will continue for a period of ten years after adoption. There are 11,900,000 shares of our Common Stock reserved for issuance under the 2010 Plan. As of December 31, 2015, 1,283,840 shares remain available for issuance under the plan and 8,831,626 shares are subject to outstanding stock options. All options granted under the 2010 Plan as of December 31, 2013 have been nonqualified stock options.

STOCK OWNERSHIP OF PRINCIPAL HOLDERS, DIRECTORS AND OFFICERS

The following table sets forth the beneficial ownership of shares of Common Stock as of February 16, 2016, unless otherwise indicated, by (i) each person or group known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each Director and nominee for election as a Director of the Company, (iii) each executive officer named in the Executive Compensation tables in this Proxy Statement and (iv) all Directors and executive officers as a group. All information with respect to beneficial ownership of Directors, Director nominees and executive officers has been furnished by the respective Director, nominee for election as a Director, or executive officer, as the case may be. Unless otherwise indicated below, each person named below has sole voting and investment power with respect to the number of shares set forth opposite his or her name. The address of each Director nominee, Director and executive officer is 8834 Mayfield Road, Chesterland, Ohio 44026.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned(1)	Percentage of Shares of Common Stock(1)
ASP FML Holdings, LLC(2)	71,156,624	44.1%
Charles D. Fowler(3)	10,127,988	6.3%
Matthew F. LeBaron(4)		*
Michael E. Sand(5)		*
Jenniffer D. Deckard(6)	5,199,498	3.2%
Mark E. Barrus(7)	42,226	*
Michael G. Fisch(8)		*
Joseph D. Fodo(9)	4,127,633	2.5%
Gerald L. Clancey(10)	4,696,820	2.9%
William E. Conway(11)	696,030	*
Van T. Smith(12)	1,004,714	*
Christopher L. Nagel(13)		*
William P. Kelly(14)	88,944	*
Lawrence N. Schultz(15)	63,669	*
George W. Magaud		*
Stephen J. Hadden		*
Michael C. Kearney		*
All Directors and executive officers as a group (seventeen persons)	25,277,868	16.2%

*	Less than 0.1%.

(1)	In accordance with SEC rules, each beneficial owner’s holdings have been calculated assuming full exercise of outstanding options covering Common Stock, if any, exercisable by such owner within 60 days after February 16, 2016, but no exercise of outstanding options covering Common Stock held by any other person.

(2)	Represents shares held by ASP FML Holdings, LLC, a Delaware limited liability company referred to as ASP FML Holdings. American Securities Partners V, L.P., American Securities Partners V(B), L.P. and American Securities Partners V(C), L.P., collectively referred to as the ASP Sponsors, are owners of approximately 74% of the limited liability company interests of ASP FML Investco, LLC, a Delaware limited liability company, referred to as ASP FML Investco. ASP FML Co-Invest I, LLC, a Delaware limited liability company referred to as ASP FML Co-Invest I, is the owner of approximately 26% of the limited liability company interests of ASP FML Investco. ASP FML Investco is the owner of approximately 89% of the limited liability company interests of ASP FML Holdings. American Securities Associates V, LLC, a Delaware limited liability company referred to as ASA V, is the general partner of each ASP Sponsor. American Securities LLC, a New York limited liability company referred to as American Securities, provides investment advisory services to each ASP Sponsor and to ASA V, and is the owner of 100% of the issued and outstanding shares of ASP Manager Corp., the manager of each of ASP FML Holdings, ASP FML Investco and ASP FML Co-Invest I. As such, American Securities may be deemed to have indirect beneficial ownership of the shares held by ASP FML Holdings. The address for ASP FML Holdings is c/o American Securities LLC, 299 Park Avenue, 34th Floor, New York, NY 10171. As referenced in footnotes (4) and (5) below, each of Messrs. LeBaron and Sand may be deemed to have shared voting and investment power over the shares held by ASP FML Holdings. Such individuals disclaim beneficial ownership of the shares of Common Stock held by ASP FML Holdings, except to the extent of his pecuniary interests therein. Additionally, (a) David L. Horing and (as referenced in footnote (8) below) Michael G. Fisch, in their capacities as the managing members of ASA V, and (b) Michael G. Fisch, in his capacity as trustee of The Michael G. Fisch 2006 Revocable Trust, which is the manager of ASCP, LLC, which is the managing member of American Securities, may be deemed to have shared voting and investment power over the shares held by ASP FML Holdings. Such individuals disclaim beneficial ownership of the shares of Common Stock held by ASP FML Holdings, except to the extent of their pecuniary interests therein.

(3)

Consists of 10,127,988 shares held under the Charles D. Fowler Declaration of Trust dated September 26, 1991, as amended to date (the “Fowler Trust”). Given the revocable nature of the Fowler Trust, Mr. Fowler is deemed to have voting and investment power over the shares held by the Fowler Trust. In addition

STOCK OWNERSHIP OF PRINCIPAL HOLDERS, DIRECTORS AND OFFICERS (CONTINUED)

to the shares described above, Mr. Fowler through the Fowler Trust’s ownership of ASP FML Holdings, LLC (described in footnote 2 above) has an indirect economic ownership in 3,039,099 shares of Common Stock held by ASP FML Holdings. Mr. Fowler disclaims beneficial ownership of shares held by ASP FML Holdings, except to the extent of his pecuniary interest therein.

(4)	Mr. LeBaron may be deemed to have shared voting and investment power of the shares held by ASP FML Holdings in his capacity as a member of its Board of Directors. Mr. Sand disclaims beneficial ownership of the shares of Common Stock owned by ASP FML Holdings, except to the extent of his pecuniary interest therein, as such shares are owned and held by the Sponsors referenced in footnote (2) above.

(5)	Mr. Sand may be deemed to have shared voting and investment power of the shares held by ASP FML Holdings in his capacity as a Principal of American Securities, and as a designee of ASP FML Holdings on the Company’s Board of Directors. Mr. Sand disclaims beneficial ownership of the shares of Common Stock owned by ASP FML Holdings, except to the extent of his pecuniary interest therein, as such shares are owned and held by the ASP Sponsors referenced in footnote (2) above.

(6)	Includes (i) 857,888 shares held f/b/o/ Abbey Jo Deckard Trust, (ii) 857,888 shares held f/b/o Connor John Deckard Trust, (iii) 1,651,038 shares held under the Jenniffer D. Deckard Family U/A/D dated February 28, 2010 (iv) 102,000 shares held under the Daryl K. Deckard Irrevocable Trust dated August 29, 2014 and (v) 510,000 shares held under the Jenniffer Deckard Grantor Retained Annuity Trust #3 dated August 7, 2014 (collectively, the “Deckard Trusts”). Given Ms. Deckard’s position as trustee of the Deckard Trusts, Ms. Deckard is deemed to have voting and investment power over the shares held by the Deckard Trusts. Includes 353,600 shares held under the Jenniffer D. Deckard Irrevocable Trust dated December 27, 2012 (the “JDD Trust”). Given Ms. Deckard’s spouse’s position as trustee of the JDD Trust, Ms. Deckard is deemed to have voting and investment power over the shares held by the JDD Trust. Includes 387,473 shares of Common Stock held by the 401(k) Plan. Includes options to purchase 413,711 shares of Common Stock that are exercisable within 60 days of February 26, 2016. In addition to the shares described above, Ms. Deckard’s spouse has an ownership interest in ASP FML Holdings, LLC (described in footnote 2 above), representing indirect economic ownership in 785,569 shares of Common Stock held by ASP FML Holdings. Given this spousal relationship, Ms. Deckard may be deemed to share voting and investment control of these shares, but disclaims beneficial ownership of such shares, except to the extent of her pecuniary interest therein.

(7)	Includes 4,000 shares of Common Stock held in the 401(k) Plan and options to purchase 38,226 shares of Common Stock that are exercisable within 60 days of February 16, 2016.

(8)	Mr. Fisch may be deemed to have shared voting and investment power of the shares held by ASP FML Holdings, as described in footnote (2) above. Mr. Fisch disclaims beneficial ownership of the shares of Common Stock owned by ASP FML Holdings, except to the extent of his pecuniary interest therein, as such shares are owned and held by the ASP Sponsors referenced in footnote (2) above.

(9)	Includes 780,266 shares held under the Joseph Darrell Fodo Revocable Trust dated September 10, 2007 (the “Fodo Revocable Trust”) and 473,586 shares held under the Joseph D. Fodo Grantor Retained Annuity Trust dated June 24, 2011 (the “Fodo Grantor Retained Annuity Trust”). Given the revocable nature of the Fodo Revocable Trust, Mr. Fodo is deemed to have voting and investment power over the shares held by the Fodo Revocable Trust. Given Mr. Fodo’s position as trustee of the Fodo Grantor Retained Annuity Trust, Mr. Fodo is deemed to have voting and investment power over the shares held by the Fodo Grantor Retained Annuity Trust. Includes options to purchase 2,235,193 shares of Common Stock that are exercisable within 60 days of February 16, 2016.

(10)	Includes (i) 1,992,468 shares held under the Gerald L. Clancey Trust No. 1 (ii) 250,000 shares held the Gerald L. Clancey Annuity Trust No. 10 and (iii) 100,436 shares held under the Gerald L. Clancey Grantor Retained Annuity Trust No. 1. (together, the “Clancey Trusts”) . Given Mr. Clancey’s position as trustee of the Clancey Trusts, Mr. Clancey is deemed to have voting and investment power over the shares held by the Clancey Trusts. Includes 442,000 shares held under the Gerald L. Clancey Irrevocable Trust dated December 13, 2012, and 442,000 held under The Connie J. Clancey Irrevocable Trust for the benefit of Gerald L. Clancey (the “GLC Trust”). Given Mr. Clancey’s spouse’s position as Trustee of the GLC Trust, Mr. Clancey is deemed to have voting and investment power over the shares held by the GLC Trust. In addition to the shares described above, Mr. Clancey through his ownership of ASP FML Holdings, LLC (described in footnote 2 above) has an indirect economic ownership in 930,017 shares of Common Stock held by ASP FML Holdings. Mr. Clancey disclaims beneficial ownership of shares held by ASP FML Holdings, except to the extent of his pecuniary interest therein. Includes 326,429 shares of Common Stock held in the 401(k) Plan. Includes options to purchase 606,899 shares of Common Stock that are exercisable within 60 days of February 16, 2016.

(11)	Includes 199,580 shares held under the Mary F. Conway Declaration of Trust dated December 13, 1980 (the “Mary Conway Trust”), 491,450 shares held under the Under Trust Agreement dated March 10, 1992 (the “Conway UTA”), and 5,000 shares held under the William E. Conway IRA Standard – “Traditional” IRA. Given Mr. Conway’s spouse’s position as trustee under the Mary Conway Trust and Mr. Conway’s position as trustee under the Conway UTA, Mr. Conway is deemed to have voting and investment power over the shares held by the Mary Conway Trust and the Conway UTA. Mr. Conway through his ownership of ASP FML Holdings, LLC (described in footnote 2 above) has an indirect economic ownership in 315,224 shares of Common Stock held by ASP FML Holdings. Mr. Conway disclaims beneficial ownership of shares held by ASP FML Holdings, except to the extent of his pecuniary interest therein.

(12)	Mr. Smith was an executive officer of the Company. Mr. Smith left the Company on December 31, 2015.

(13)	Mr. Nagel was an executive officer of the Company. Mr. Nagel left the Company on October 20, 2015.

(14)	Includes options to purchase 47,600 shares of Common Stock that are exercisable within 60 days of February 16, 2016.

(15)	Includes options to purchase 47,600 shares of Common Stock that are exercisable within 60 days of February 16, 2016.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and Directors and persons who own 10% or more of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Commission. Officers, Directors and 10% or greater stockholders are required by Commission regulations to furnish the Company with copies of all Forms 3, 4 and 5 they file.

Based solely on the Company’s review of the copies of such forms it has received, the Company believes that all of its officers and Directors complied with all filing requirements applicable to them with respect to transactions during the fiscal year ended December 31, 2015.

PROPOSAL TWO – RATIFICATION OF AUDITORS

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has reappointed PricewaterhouseCoopers LLP as our independent registered public accounting firm to audit our financial statements for the current year. The Board of Directors recommends ratification of the Audit Committee’s appointment of PricewaterhouseCoopers LLP.

The selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required to be submitted to a vote of our stockholders for ratification. The Sarbanes-Oxley Act of 2002 requires that the Audit Committee be directly responsible for the appointment, compensation and oversight of our independent auditors. If our stockholders fail to vote on an advisory basis in favor of the selection, the Audit Committee will reconsider whether to retain PricewaterhouseCoopers LLP, and may retain that firm or another firm without re-submitting the matter to our stockholders. Even if our stockholders ratify the appointment, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and the interests of our stockholders. The affirmative vote of a majority of the shares voting on this proposal is required for ratification.

A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting. The representative will be given an opportunity to make a statement if desired and to respond to questions regarding PricewaterhouseCoopers LLP’s examination of our consolidated financial statements and records for the year ended December 31, 2015.

Our Board of Directors unanimously recommends a vote FOR Proposal Two to ratify the Audit Committee’s appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ended December 31, 2016.

The decision to engage PricewaterhouseCoopers LLP was made by the Company’s Audit Committee.

Independent Registered Public Accounting Firm Services and Related Fee Arrangements

During the fiscal years ended December 31, 2015 and 2014, various audit services and non-audit services were provided to the Company by PricewaterhouseCoopers LLP. Set forth below are the aggregate fees billed for these services, all of which were pre-approved by the Audit Committee, for the last two fiscal years:

Services	2015	2014
Audit Fees	$2,010,745	$2,648,957
Audit-Related Fees	$—	$—
Tax Services	$115,944	$369,709
All Other Fees	$—	$—
Total Fees	$2,126,689	$3,018,666

Audit Fees: Includes fees billed for professional services rendered for the audit of the Company’s financial statements for the fiscal years ended December 31, 2015 and 2014 and additional work performed in connection with the Company’s initial public offering in 2014.

Tax Fees: Includes fees relating to tax compliance, advice and planning billed by PricewaterhouseCoopers LLP.

In accordance with the SEC’s rules issued pursuant to the Sarbanes-Oxley Act of 2002, which require, among other things, that the Audit Committee pre-approve all audit and non-audit services provided by our independent registered public accounting firm, the Audit Committee has adopted a formal policy on auditor independence requiring the approval by the Audit Committee of all professional services rendered by our independent registered public accounting firm. The policy specifically pre-approves certain services up to a budgeted amount to be determined annually by the Audit Committee. All other services require Audit Committee approval on a case-by-case basis.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, and the performance of the Company’s internal audit function and independent registered public accounting firm. The Audit Committee’s activities are governed by a written charter adopted by the Board of Directors. Among other responsibilities specified in the charter, the Audit Committee has the sole authority to appoint, retain and where appropriate, terminate, the Company’s independent registered public accounting firm. The Audit Committee is also directly responsible for, among other things, the evaluation, compensation and oversight of the work of the Company’s independent registered public accounting firm for the purpose of preparing or issuing an audit report or for any related work. In addition, the Audit Committee must pre-approve all audit and permitted non-audit services performed by the Company’s independent registered public accounting firm. It is not the duty of the Audit Committee to plan or conduct audits or determine that the Company’s financial statements and disclosures are complete and accurate and in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent registered public accounting firm.

In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited financial statements contained in the 2015 Annual Report on Securities and Exchange Commission Form 10-K with the Company’s management and PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2015.

The Audit Committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Auditing Standard No. 16, “Communications with Audit Committees” as adopted by the Public Company Accounting Oversight Board (“PCAOB”). In addition, the Audit Committee has discussed with PricewaterhouseCoopers LLP the auditor’s independence from the Company and its management, including matters in written disclosures and a letter from PricewaterhouseCoopers LLP pursuant to the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s related communications with the Audit Committee, which the Company has received.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in the Company’s Annual Report on Securities and Exchange Commission Form 10-K for the fiscal year ended December 31, 2015, for filing with the Securities and Exchange Commission.

The Audit Committee has determined that the rendering of non-audit services by PricewaterhouseCoopers LLP during the 2015 fiscal year was compatible with maintaining the auditor’s independence.

As described above under the heading “Proposal Two – Ratification of Appointment of Independent Registered Public Accounting Firm,” the Audit Committee has appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 and is seeking ratification of the appointment at the Annual Meeting.

Submitted by the Audit Committee of the Board of Directors as of March 7, 2016.

Lawrence N. Schultz, Chairman

Michael C. Kearney

William P. Kelly

STOCKHOLDER PROPOSALS FOR THE 2017 ANNUAL MEETING

Any stockholder proposal intended to be presented at the 2017 Annual Meeting of Stockholders (the “2017 Annual Meeting”) must be received by the Company’s Secretary at its principal executive offices no later than December 12, 2016 for inclusion in the Board’s Proxy Statement and form of Proxy relating to the 2017 Annual Meeting. Each proposal submitted should be accompanied by the name and address of the stockholder submitting the proposal and the number of shares of Common Stock owned. If the proponent is not a stockholder of record, proof of beneficial ownership also should be submitted. All proposals must be a proper subject for action and comply with the Proxy Rules of the SEC.

In addition, in accordance with the By-Laws, if a stockholder intends to present a proposal (including with respect to Director nominations) at the 2017 Annual Meeting without the inclusion of that proposal in the Company’s proxy materials for the 2017 Annual Meeting, that stockholder must deliver the proposal, along with all information relating to the proposal required by the By-Laws, to the Company’s Secretary so that it is received no earlier than January 5, 2017 and no later than February 4, 2017. If not submitted within this timeframe and containing the required information in accordance with the By-Laws, the notice would be considered untimely.

If, however, the date of the 2017 Annual Meeting is more than 30 days before or more than 60 days after the anniversary of this year’s Annual Meeting, notice by the stockholder to be timely must be delivered no earlier than the close of business on the 120th day prior to the date of the 2017 Annual Meeting and no later than the close of business on the later of the 90th day prior to the date of the 2017 Annual Meeting or the 10th day following the day on which public announcement of the date of the 2017 Annual Meeting is first made by the Company.

The Board is not aware of any matter to come before the Annual Meeting other than those mentioned in the accompanying Notice. However, if other matters shall properly come before the Annual Meeting, it is the intention of the persons named in the accompanying Proxy to vote in accordance with their best judgment on such matters.

Upon the receipt of a written request from any stockholder entitled to vote at the forthcoming Annual Meeting, the Company will mail, at no charge to the stockholder, a copy of the Company’s Annual Report on Form 10-K, including the financial statements and schedules required to be filed with the Commission pursuant to Rule 13a-1 under the Exchange Act for the Company’s most recent fiscal year. Requests from beneficial owners of the Company’s voting securities must set forth a good-faith representation that as of the record date for the Annual Meeting, the person making the request was the beneficial owner of securities entitled to vote at such Annual Meeting. Written requests for the Annual Report on Form 10-K should be directed to:

Secretary

Fairmount Santrol Holdings Inc.

8834 Mayfield Road

Chesterland, Ohio 44026

You are urged to sign and return your Proxy promptly in order to make certain your shares will be voted at the Annual Meeting. For your convenience a return envelope is enclosed requiring no additional postage if mailed in the United States. You may also vote by the Internet at www.voteproxy.com or by phone at 1-800-PROXIES(800-776-9437). Please refer to the Proxy for more details about how you may vote.

By Order of the Board of Directors.

David J. Crandall

Secretary

April 7, 2016

Annual Meeting of Stockholders

May 5, 2016 at 4:00 p.m., Eastern Time

Fairmount Santrol Holdings Inc.

Corporate Headquarters

8834 Mayfield Road, Chesterland, OH 44026

Directions & Map

Directions from Downtown:

Take I-90 E toward OH-2

Keep right to take I-90 E toward I-271 S/Erie PA.

Take the I-271 S exit, EXIT 188, toward Columbus.

Merge onto I-271 (LOCAL) S.

Merge onto US-322 E/Mayfield Rd via EXIT 34 toward Gates Mills.

8834 MAYFIELD RD is on the left.

Directions from CLE Airport:

Merge onto I-480N E via EXIT 26 on the left toward I-271 N/US-422/Erie PA/Warren.

Take the I-271 N exit on the left toward I-90/Erie PA.

Merge onto I-271 (EXPRESS) N.

Merge onto I-271 (LOCAL) N/Outerbelt East Fwy N toward US-322/Mayfield Rd/Wilson Mills Rd.

Merge onto Mayfield Rd/US-322 E via EXIT 34 toward Gates Mills.

8834 MAYFIELD RD is on the left.

FAIRMOUNT SANTROL HOLDINGS INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS ON THE REVERSE SIDE The undersigned hereby appoints Mark E. Barrus and David J. Crandall, and each of them, as Proxy holders, with full power of substitution, to appear and vote as designated on the reverse side all the shares of Common Stock of Fairmount Santrol Holdings Inc., which the undersigned shall be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Company’s headquarters, located at 8834 Mayfield Road, Chesterland, Ohio, on Thursday, May 5, 2016, at 4:00 p.m., Eastern Time, and at any adjournment or postponement thereof, hereby revoking any and all proxies heretofore given. IF A SIGNED PROXY CARD IS RETURNED WITH NO DIRECTIONS GIVEN ON THE REVERSE SIDE, SAID SHARES OF COMMON STOCK WILL BE VOTED “FOR” THE ELECTION OF THE THREE DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS AND “FOR” PROPOSAL TWO. SPECIAL INSTRUCTIONS FOR PARTICIPANTS IN THE FAIRMOUNT MINERALS, LTD. RETIREMENT SAVINGS PLAN If applicable, as a participant and “named fiduciary” in the Fairmount Minerals, Ltd. Retirement Savings Plan, or 401(k) Plan, this form also serves as voting instructions to Fidelity Management Trust Company, as Trustee for shares held in the 401(k) Plan. The Trustee will vote the shares represented by this Proxy Card that is properly completed, signed, and received by the Trustee before 12:00 noon, Eastern Time, on May 3, 2016 (the “cut-off date”). Please note that if this Proxy Card is not properly completed and signed, or if it is not received by the Trustee as indicated above, shares allocated to a participant’s account will not be voted. (Continued and to be signed on the reverse side.) 1.1 14475

ANNUAL MEETING OF STOCKHOLDERS OF

FAIRMOUNT SANTROL HOLDINGS INC.

May 5, 2016

GO GREEN

20330000000000001000 8 050516

1. Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF FAIRMOUNT SANTROL HOLDINGS INC. May 5, 2016 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access. NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice and Proxy Statement is available on our investor relations website (http://investors.fairmountsantrol.com/investor-relations/default.aspx) Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 20330000000000001000 8 050516 THE FMSA HOLDINGS INC. BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE DIRECTOR NOMINEES AND FOR PROPOSAL 2. x PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE FOR ALL NOMINEES FOR WITHHOLD ALL NOMINEES AUTHORITY FOR (See ALL instructions EXCEPT below) O William E. Conway O Stephen J. Hadden O Michael E. Sand INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: To indicate changes change your to the the new address registered address on name(s) your in the account, address on the please account space check above. may not the Please be box submitted at note right and that via this method. 2. Ratify Company’s the appointment independent of registered PricewaterhouseCoopers public accounting LLP firm. as the FOR AGAINST ABSTAIN Note: If any other matters properly come before the Annual Meeting or any adjournment thereof, the Proxy holders will vote the shares represented by this Proxy in their discretion. MARK?“X” HERE IF YOU PLAN TO ATTEND THE MEETING. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please title as such. sign exactly If the signer as your is a name corporation, or names please appear sign on full this corporate Proxy. When name shares by duly are authorized held jointly, officer, each giving holder full should title as sign. such. When If signer signing is a as partnership, executor, please administrator, sign in attorney, partnership trustee name or by guardian, authorized please person. give full

ANNUAL MEETING OF STOCKHOLDERS OF

FAIRMOUNT SANTROL HOLDINGS INC.

May 5, 2016

PROXY VOTING INSTRUCTIONS

COMPANY NUMBER	
ACCOUNT NUMBER	

20330000000000001000 8 050516

1. Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ____________ Date: ______ Signature of Stockholder ____________ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

FAIRMOUNT SANTROL May 5, 2016 HOLDINGS INC. PROXY VOTING INSTRUCTIONS INTERNET—Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE—Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. MAIL—Sign, date and mail your proxy card in the envelope provided as soon as possible. If you are a participant in the Fairmount Minerals, Ltd. Retirement Savings Plan, or 401(k) Plan, your vote must be received before 12:00 noon, Eastern Time, on May 3, 2016, to be counted in the final tabulation. Otherwise, your telephone, Internet or mail vote must be received by 6:00 a.m., Eastern Time, on May 5, 2016, to be counted in the final tabulation. IN?PERSON—You may vote your shares in person by attending the Annual Meeting. GO GREEN—e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access. COMPANY NUMBER ACCOUNT NUMBER The Notice and Proxy Statement is available on our investor relations website (http://investors.fairmountsantrol.com/investor-relations/default.aspx) Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. 20330000000000001000 8 050516 THE FMSA HOLDINGS INC. BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE DIRECTOR NOMINEES AND FOR PROPOSAL 2. x PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE FOR ALL NOMINEES FOR WITHHOLD ALL NOMINEES AUTHORITY FOR (See ALL instructions EXCEPT below) O NOMINEES: William E. Conway O Stephen J. Hadden O Michael E. Sand INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: To indicate changes change your to the the new address registered address on name(s) your in the account, address on the please account space check above. may not the Please be box submitted at note right and that via this method. Company’s independent registered public accounting firm. Note: If any other matters properly come before the Annual Meeting or any adjournment thereof, the Proxy holders will vote the shares represented by this Proxy in their discretion. MARK?“X” HERE IF YOU PLAN TO ATTEND THE MEETING. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please title as such. sign exactly If the signer as your is a name corporation, or names please appear sign on full this corporate Proxy. When name shares by duly are authorized held jointly, officer, each giving holder full should title as sign. such. When If signer signing is a as partnership, executor, please administrator, sign in attorney, partnership trustee name or by guardian, authorized please person. give full